Exhibit 10.15

OFFICE LEASE

This Office Lease (this “Lease”), dated as of the date set forth in Section 1.1, is made by and between CA-1740 TECHNOLOGY DRIVE LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and NUTANIX, INC., a Delaware corporation (“Tenant”). The following exhibits are incorporated herein and made a part hereof: Exhibit A (Outline of Premises); Exhibit B (Intentionally Omitted); Exhibit C (Form of Confirmation Letter); Exhibit D (Rules and Regulations); Exhibit E (Judicial Reference); Exhibit F (Additional Provisions), Exhibit F-1 (Landlord’s Furniture); Exhibit G (Description of Proposed Initial Alterations).

1. BASIC LEASE INFORMATION.

1.1 Date:	August 5, 2013

1.2 Premises:

1.2.1 “Building”:	1740 Technology Drive, San Jose, California, 95110, commonly known as 1740 Technology Drive.

1.2.2 “Premises”:	Subject to Section 2.1.1, 18,921 rentable square feet of space located on the 1st floor of the Building and commonly known as Suite 150, the outline and location of which is set forth in Exhibit A. If the Premises includes any floor in its entirety, all corridors and restroom facilities located on such floor shall be considered part of the Premises.

1.2.3 “Property”:	The Building, the parcel(s) of land upon which it is located, and, at Landlord’s discretion, any parking facilities and other improvements serving the Building and the parcel(s) of land upon which such parking facilities and other improvements are located.

1.2.4 “Project”:	The Property or, at Landlord’s discretion, any project containing the Property and any other land, buildings or other improvements.

1.3 Term

1.3.1 Term:	The term of this Lease (the “Term”) shall begin on the Commencement Date and expire on the Expiration Date (or any earlier date on which this Lease is terminated as provided herein).

1.3.2 “Commencement Date”:

The earlier of (i) the first date on which Tenant conducts business in the Premises, or (ii) the date occurring 10 days after the Delivery Date (defined below). As used herein, “Delivery Date” means the date on which Landlord tenders possession of the Premises to Tenant free from occupancy by any party. During any period beginning on the Delivery Date and ending on the date immediately preceding the Commencement Date, all of the terms and conditions hereof shall apply as if the Commencement Date had occurred; provided, however, that during such period Tenant shall not be required to pay Monthly Rent.

Notwithstanding any contrary provision hereof, if the Delivery Date does not occur on or before December 31, 2013, Tenant, by notifying Landlord before the Delivery Date, may terminate this Lease, in which event Landlord shall promptly return to Tenant the Security Deposit (defined in Section 1.8), if received by Landlord, and any prepaid Rent (defined in Section 3).

1.3.3 “Expiration Date”:	November 30, 2015.

1.4 “Base Rent”:

Period During Term	Annual Base Rent Per Rentable Square Foot (rounded to the nearest 100th of a dollar)	Monthly Base Rent Per Rentable Square Foot (rounded to the nearest 100th of a dollar)	Monthly Installment of Base Rent
Commencement Date through last day of 12th full calendar month of Term	$28.80	$2.40	$45,410.40
13th through 24th full calendar months of Term	$29.66	$2.47	$46,766.41
25th full calendar month of Term through Expiration Date (i.e., November 30, 2015)	$30.55	$2.55	$48,169.71

1.5 “Base Year” for Expenses:	Calendar year 2014.

“Base Year” for Taxes:	Calendar year 2014.

1.6 “Tenant’s Share”:	9.1459% (based upon a total of 206,879 rentable square feet in the Building), subject to Section 2.1.1.

1.7 “Permitted Use”:	General office and administrative use consistent with a first-class office building.

1.8 “Security Deposit”:	$75,000.00, as more particularly described in Section 21. Notwithstanding the foregoing, if no Default occurs on or before the first (1st) anniversary of the Commencement Date, then, upon request from Tenant delivered not earlier than such anniversary: (a) the amount of the Security Deposit shall be reduced to $50,000.00, and (b) Landlord, within 30 days after such request, shall return to Tenant the portion of the Security Deposit exceeding such reduced amount; provided, however, that no such reduction shall occur and no such return shall be required if a Default occurs before the earlier of (i) the date on which such return occurs, or (ii) or the date occurring 30 days after such request.

Prepaid Base Rent:	$45,410.40, as more particularly described in Section 3.

1.9 Parking:

56 unreserved parking spaces, at the rate of $0.00 per space per month, as such rate may be adjusted from time to time to reflect Landlord’s then current rates.

Zero (0) reserved parking spaces, at the rate of $N/A per space per month.

1.10 Address of Tenant:	Before the Commencement Date: Nutanix, Inc. 1740 Technology Drive, Suite 400 San Jose, CA 95110 From and after the Commencement Date: The Premises Attn:

1.11 Address of Landlord:	CA-1740 Technology Drive Limited Partnership c/o Equity Office 1740 Technology Drive, Suite 150 San Jose, California 95110 Attention: 1740 Technology Drive Property Manager

with copies to: Equity Office 2655 Campus Drive, Suite 100 San Mateo, CA 94403 Attn: Managing Counsel

and Equity Office Two North Riverside Plaza Suite 2100 Chicago, IL 60606 Attn: Lease Administration

1.12 Broker(s):	Cresa Partners Bay Area, Inc., a California corporation (“Tenant’s Broker”), representing Tenant, and N/A (“Landlord’s Broker”), representing Landlord.

1.13 Building HVAC Hours and Holidays:	“Building HVAC Hours” means 8:00 a.m. to 6:00 p.m., Monday through Friday, excluding the day of observation of New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and, at Landlord’s discretion, any other locally or nationally recognized holiday that is observed by other Comparable Buildings (defined in Section 25.10) (collectively, “Holidays”).

1.14 “Transfer Radius”:	None

1.15 “Tenant Improvements”:	Defined in Exhibit B, if any.

1.16 “Guarantor”:	As of the date hereof, there is no Guarantor.

2. PREMISES AND COMMON AREAS.

2.1 The Premises.

2.1.1 Subject to the terms hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. Landlord and Tenant acknowledge that the rentable square footage of the Premises is as set forth in Section 1.2.2 and the rentable square footage of the Building is as set forth in Section 1.6; provided, however, that Landlord may from time to time re-measure the Premises and/or the Building in accordance with any generally accepted measurement standards selected by Landlord and adjust Tenant’s Share based on such re-measurement; provided further, however, that any such re-measurement shall not affect the amount of Base Rent payable for, the determination of Tenant’s Share with respect to, or the amount of any tenant allowance applicable to, the initial Term. At any time Landlord may deliver to Tenant a notice substantially in the form of Exhibit C, as a confirmation of the information set forth therein. Tenant shall execute and return (or, by notice to Landlord, reasonably object to) such notice within five (5) days after receiving it, and if Tenant fails to do so, Tenant shall be deemed to have executed and returned it without exception.

2.1.2 Except as expressly provided herein, the Premises are accepted by Tenant in their configuration and condition existing on the date hereof, without any obligation of Landlord to perform or pay for any alterations to the Premises, and without any representation or warranty regarding the configuration or condition of the Premises, the Building or the Project or their suitability for Tenant’s business. Landlord shall deliver the Premises to Tenant with the floors cleared of trash and swept and free from occupancy by any other party. The foregoing provisions of this Section 2.1.2 shall not limit Landlord’s obligations under Section 7 or Tenant’s rights under Section 6.3.

2.2 Common Areas. Tenant may use, in common with Landlord and other parties and subject to the Rules and Regulations (defined in Exhibit D), any portions of the Property that are designated from time to time by Landlord for such use (the “Common Areas”).

3. RENT. Tenant shall pay all Base Rent and Additional Rent (defined below) (collectively, “Rent”) to Landlord or Landlord’s agent, without prior notice or demand or any setoff or deduction, at the place Landlord may designate from time to time. As used herein, “Additional Rent” means all amounts, other than Base Rent, that Tenant is required to pay Landlord hereunder. Monthly payments of Base Rent and monthly payments of Additional Rent for Expenses (defined in Section 4.2.2), Taxes (defined in Section 4.2.3) and parking (collectively, “Monthly Rent”) shall be paid in advance on or before the first day of each calendar month during the Term; provided, however, that the installment of Base Rent for the first full calendar month for which Base Rent is payable hereunder shall be paid upon Tenant’s execution and delivery hereof. Except as otherwise provided herein, all other items of Additional Rent shall be paid within 30 days after Landlord’s request for payment. Rent for any partial calendar month shall be prorated based on the actual number of days in such month. Without limiting Landlord’s other rights or remedies, (a) if any installment of Rent is not received by Landlord or its designee within five (5) business days after its due date, Tenant shall pay Landlord a late charge equal to 5% of the overdue amount; and (b) any Rent that is not paid within 10 days after its due date shall bear interest, from its due date until paid, at the lesser of 12% per annum or the highest rate permitted by Law (defined in Section 5). Tenant’s covenant to pay Rent is independent of every other covenant herein.

4. EXPENSES AND TAXES.

4.1 General Terms. In addition to Base Rent, Tenant shall pay, in accordance with Section 4.4, for each Expense Year (defined in Section 4.2.1), an amount equal to the sum of (a) Tenant’s Share of any amount (the “Expense Excess”) by which Expenses for such Expense Year exceed Expenses for the Base Year, plus (b) Tenant’s Share of any amount (the “Tax Excess”) by which Taxes for such Expense Year exceed Taxes for the Base Year. No decrease in Expenses or Taxes for any Expense Year below the corresponding amount for the Base Year shall entitle Tenant to any decrease in Base Rent or any credit against amounts due hereunder. Tenant’s Share of the Expense Excess and Tenant’s Share of the Tax Excess for any partial Expense Year shall be prorated based on the number of days in such Expense Year.

4.2 Definitions. As used herein, the following terms have the following meanings:

4.2.1 “Expense Year” means each calendar year (other than the Base Year and any preceding calendar year) in which any portion of the Term occurs.

4.2.2 “Expenses” means all expenses, costs and amounts that Landlord incurs during the Base Year or any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Property. Landlord shall act in a reasonable manner in incurring Expenses. Expenses shall include (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining and renovating the utility, telephone, mechanical, sanitary, storm-drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections, the cost of contesting any Laws that may affect Expenses, and the costs of complying with any governmentally-mandated transportation-management or similar program; (iii) the cost of all insurance premiums and deductibles; (iv) the cost of landscaping and relamping; (v) the cost of parking-area operation, repair, restoration, and maintenance; (vi) a management fee in the amount (which is hereby acknowledged to be reasonable) of 3% of gross annual receipts from the Building (excluding the management fee), together with other fees and costs, including consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Property; (vii) payments under any equipment-rental agreements and the fair rental value of any management office space; (viii) wages, salaries and other compensation, expenses and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Property, and costs of training, uniforms, and employee enrichment for such persons; (ix) the costs of operation, repair, maintenance and replacement of all systems and equipment (and components thereof) of the Property; (x) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in Common Areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xi) rental or acquisition costs of supplies, tools, equipment, materials and personal property used in the maintenance, operation and repair of the Property; (xii) the cost of capital improvements or any other items that are (A) intended to effect economies in the operation or maintenance of the Property, reduce current or future Expenses, enhance the safety or security of the Property or its occupants, or enhance the environmental sustainability of the Property’s operations, or (B) required under any Law that is enacted, or first interpreted to apply to the Property, after the date hereof; (xiii) the cost of tenant-relation programs reasonably established by Landlord; and (xiv) payments under any existing or future reciprocal easement agreement, transportation management agreement, cost-sharing agreement or other covenant, condition, restriction or similar instrument affecting the Property.

Notwithstanding the foregoing, Expenses shall not include:

(a) capital expenditures not described in clauses (xi) or (xii) above (in addition, (A) any capital expenditure shall be included in Expenses only if incurred after the Base Year and shall be amortized (including actual or imputed interest on the amortized cost) over the lesser of (i) the useful life of the item purchased through such capital expenditure, as reasonably determined by Landlord, or (ii) the period of time that Landlord reasonably estimates will be required for any Expense savings resulting from such capital expenditure to equal such capital expenditure; provided, however, that any capital expenditure that is included in Expenses solely on the grounds that it is intended to reduce current or future Expenses shall be so amortized over the period of time described in the preceding clause (ii); and (B) any capital expenditure that is incurred in the Base Year (and therefore excluded from Expenses pursuant to the preceding clause (A)) shall not be included, on an amortized basis or otherwise, in Expenses for any Expense Year);

(b) depreciation;

(c) payments of mortgage or other non-operating debts of Landlord;

(d) costs of repairs to the extent Landlord is reimbursed by insurance or condemnation proceeds;

(e) except as provided in clause (xiii) above, costs of leasing space in the Building, including brokerage commissions, lease concessions, rental abatements, costs of constructing tenant improvements and construction allowances granted to specific tenants;

(f) costs of selling, financing or refinancing the Building;

(g) fines, penalties or interest resulting from late payment of Taxes or Expenses;

(h) organizational expenses of creating or operating the entity that constitutes Landlord;

(i) damages paid to Tenant hereunder or to other tenants of the Building under their respective leases;

(j) reserves;

(k) costs of cleaning up Hazardous Materials, except for routine cleanup performed as part of the ordinary operation and maintenance of the Property, and costs resulting from the presence of Hazardous Materials at the Property in amounts or conditions that violate applicable Laws (as used herein, “Hazardous Materials” means any material now or hereafter defined or regulated by any Law or governmental authority as radioactive, toxic, hazardous, or waste, or a chemical known to the state of California to cause cancer or reproductive toxicity, including (1) petroleum and any of its constituents or byproducts, (2) radioactive materials, (3) asbestos in any form or condition, and (4) materials regulated by any of the following, as amended from time to time, and any rules promulgated thereunder: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §§9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §§6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. §§2601, et seq.; the Clean Water Act, 33 U.S.C. §§1251 et seq; the Clean Air Act, 42 U.S.C. §§7401 et seq.; The California Health and Safety Code; The California Water Code; The California Labor Code; The California Public Resources Code; and The California Fish and Game Code.);

(l) insurance deductibles other than (a) earthquake insurance deductibles up to the amount (the “Annual Limit”) of 0.5% of the total insurable value of the Property per occurrence (provided, however, that, notwithstanding any contrary provision hereof, if, for any occurrence, the earthquake insurance deductible exceeds the Annual Limit, then, after such deductible is included (up to the Annual Limit) in Expenses for the applicable Expense Year, such excess may be included (up to the Annual Limit) in Expenses for the immediately succeeding Expense Year, and any portion of such excess that is not so included in Expenses for such immediately succeeding Expense Year may be included (up to the Annual Limit) in Expenses for the next succeeding Expense Year, and so on with respect to each Expense Year; provided further, however, that in no event shall the portions of such deductible that are included in Expenses for any one or more Expense Years exceed, in the aggregate, 5.0% of the total insurable value of the Property), and (b) any other insurance deductibles up to $50,000.00 per occurrence;

(m) any cost of repairing damage resulting from a Casualty (defined in Section 11), other than (i) any insurance deductible (subject to clause (j) above), and (ii) if such damage is not covered by Landlord’s insurance (as determined without regard to any deductible), any portion of such cost that does not exceed the maximum amount of the insurance deductible for such damage that would not have been excluded from Expenses under clause (j) above if such damage had been covered by Landlord’s insurance;

(n) costs of services or benefits made available to other tenants of the Building but not to Tenant;

(o) any cost of repairing damage resulting from a Taking (defined in Section 13);

(p) co-insurance payments;

(q) fines or penalties resulting from any violations of Law, negligence or willful misconduct of Landlord or its employees, agents or contractors;

(r) costs of curing defects in design or original construction of the Property.

If, during any portion of the Base Year or any Expense Year, the Building is not 100% occupied (or a service provided by Landlord to Tenant is not provided by Landlord to a tenant that provides such service itself, or any tenant of the Building is entitled to free rent, rent abatement or the like), Expenses for such year shall be determined as if the Building had been 100% occupied (and all services provided by Landlord to Tenant had been provided by Landlord to all tenants, and no tenant of the Building had been entitled to free rent, rent abatement or the like) during such portion of such year. Notwithstanding any contrary provision hereof, Expenses for the Base Year shall exclude (a) any market-wide cost increases resulting from extraordinary circumstances, including Force Majeure (defined in Section 25.2), boycotts, strikes, conservation surcharges, embargoes or shortages, and (b) at Landlord’s option, the cost of any repair or replacement that Landlord reasonably expects will not recur on an annual or more frequent basis; provided, however, that if (i) any amounts of a given type (as determined in good faith by Landlord) that would otherwise be included in Expenses for the Base Year are excluded from such Expenses pursuant to the preceding clause (a) or (b) (collectively, an “Excluded Base Year Amount”), and (ii) any amounts of the same type (as determined in good faith by Landlord) are incurred in, and would otherwise be included in Expenses for, any Expense Year, then such amounts incurred in such Expense Year shall be included in Expenses for such Expense Year only to the extent, if any, that they collectively exceed such Excluded Base Year Amount.

4.2.3 “Taxes” means all federal, state, county or local governmental or municipal taxes, fees, charges, assessments, levies, licenses or other impositions, whether general, special, ordinary or extraordinary, that are paid or accrued during the Base Year or any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing or operation of the Property. Taxes shall include (a) real estate taxes; (b) general and special assessments; (c) transit taxes; (d) leasehold taxes; (e) personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems, appurtenances, furniture and other personal property used in connection with the Property; (f) any tax on the rent, right to rent or other income from any portion of the Property or as against the business of leasing any portion of the Property; and (g) any assessment, tax, fee, levy or charge imposed by any governmental agency, or by any non-governmental entity pursuant to any private cost-sharing agreement, in order to fund the provision or enhancement of any fire-protection, street-, sidewalk- or road-maintenance, refuse-removal or other service that is (or, before the enactment of Proposition 13, was) normally provided by governmental agencies to property owners or occupants without charge (other than through real property taxes). Any costs and expenses (including reasonable attorneys’ and consultants’ fees) incurred in attempting to protest, reduce or minimize Taxes shall be included in Taxes for the year in which they are incurred. Notwithstanding any contrary provision hereof, Taxes shall be determined without regard to any “green building” credit and shall exclude (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, transfer taxes, estate taxes, federal and state income taxes, and other taxes to the extent (x) applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Property), or (y) measured solely by the square footage, rent, fees, services, tenant allowances or similar amounts, rights or obligations described or provided in or under any particular lease, license or similar agreement or transaction at the Building; (ii) any Expenses, and (iii) any items required to be paid or reimbursed by Tenant under Section 4.5. Notwithstanding the foregoing, if Landlord receives a “green building” credit against Taxes for any Expense Year as a result, in whole or in part, of Landlord’s incurrence of any amount(s) included in Expenses for any Expense Year(s) (for purposes of this sentence, collectively, the “Tenant-Paid Cost”), then, to the extent such credit is fairly attributable to the Tenant-Paid Cost, Taxes for such Expense Year shall be reduced by the lesser of (x) the amount of such credit, or (y) the Tenant-Paid Cost. If any assessment included in Taxes can be paid by Landlord in installments, such assessment shall not be included in Taxes in any calendar year in an amount exceeding that which would be included in Taxes in such calendar year if such assessment were paid in the maximum number of installments permitted by Law.

4.3 Allocation. Landlord, in its reasonable discretion, may equitably allocate Expenses among office, retail or other portions or occupants of the Property. If Landlord incurs Expenses or Taxes for the Property together with another property, Landlord, in its reasonable discretion, shall equitably allocate such shared amounts between the Property and such other property.

4.4 Calculation and Payment of Expense Excess and Tax Excess.

4.4.1 Statement of Actual Expenses and Taxes; Payment by Tenant. Landlord shall give to Tenant, after the end of each Expense Year, a statement (the “Statement”) setting forth the actual Expenses, Taxes, Expense Excess and Tax Excess for such Expense Year. If the amount paid by Tenant for such Expense Year pursuant to Section 4.4.2 is less or more than the sum of Tenant’s Share of the actual Expense Excess plus Tenant’s Share of the actual Tax Excess (as such amounts are set forth in such Statement), Tenant shall pay Landlord the amount of such underpayment, or receive a credit in the amount of such overpayment, with or against the Rent then or next due hereunder; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Tenant shall pay Landlord the amount of such underpayment, or Landlord shall pay Tenant the amount of such overpayment (less any Rent due), within 30 days after delivery of such Statement. Any failure of Landlord to timely deliver the Statement for any Expense Year shall not diminish either party’s rights under this Section 4.

4.4.2 Statement of Estimated Expenses and Taxes. Landlord shall endeavor to give to Tenant, for each Expense Year, a statement (the “Estimate Statement”) setting forth Landlord’s reasonable estimates of the Expenses, Taxes, Expense Excess (the “Estimated Expense Excess”) and Tax Excess (the “Estimated Tax Excess”) for such Expense Year. Upon receiving an Estimate Statement, Tenant shall pay, with its next installment of Base Rent, an amount equal to the excess of (a) the amount obtained by multiplying (i) the sum of Tenant’s Share of the Estimated Expense Excess plus Tenant’s Share of the Estimated Tax Excess ( as such amounts are set forth in such Estimate Statement), by (ii) a fraction, the numerator of which is the number of months that have elapsed in the applicable Expense Year (including the month of such payment) and the denominator of which is 12, over (b) any amount previously paid by Tenant for such Expense Year pursuant to this Section 4.4.2. Until Landlord delivers a new Estimate Statement (which Landlord may do at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the sum of Tenant’s Share of the Estimated Expense Excess plus Tenant’s Share of the Estimated Tax Excess, as such amounts are set forth in the previous Estimate Statement. Any failure of Landlord to timely deliver any Estimate Statement shall not diminish Landlord’s rights to receive payments and revise any previous Estimate Statement under this Section 4.

4.4.3 Retroactive Adjustment of Taxes. Notwithstanding any contrary provision hereof, if, after Landlord’s delivery of any Statement, an increase or decrease in Taxes occurs for the applicable Expense Year or for the Base Year (whether by reason of reassessment, error, or otherwise), Taxes for such Expense Year or the Base Year, as the case may be, and the Tax Excess for such Expense Year shall be retroactively adjusted. If, as a result of such adjustment, it is determined that Tenant has under- or overpaid Tenant’s Share of such Tax Excess, Tenant shall pay Landlord the amount of such underpayment, or receive a credit in the amount of such overpayment, with or against the Rent then or next due hereunder; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Tenant shall pay Landlord the amount of such underpayment, or Landlord shall pay Tenant the amount of such overpayment (less any Rent due), within 30 days after such adjustment is made.

4.5 Charges for Which Tenant Is Directly Responsible. Notwithstanding any contrary provision hereof, Tenant, promptly upon demand, shall pay (or if paid by Landlord, reimburse Landlord for) each of the following to the extent levied against Landlord or Landlord’s property: (a) any tax based upon or measured by (i) the cost or value of Tenant’s fixtures, equipment, furniture or other personal property, or (ii) the cost or value of the Leasehold Improvements (defined in Section 7.1) to the extent such cost or value exceeds that of a Building-standard build-out, as determined by Landlord; (b) any rent tax, sales tax, service tax, transfer tax, value added tax, use tax, business tax, gross income tax, gross receipts tax, or other tax, assessment, fee, levy or charge measured solely by the square footage, Rent, services, tenant allowances or similar amounts, rights or obligations described or provided in or under this Lease; (c) any tax assessed upon the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of any portion of the Property; and (d) any tax assessed on this transaction or on any document to which Tenant is a party that creates an interest or estate in the Premises.

4.6 Books and Records. Within 60 days after receiving any Statement (the “Review Notice Period”), Tenant may give Landlord notice (“Review Notice”) stating that Tenant elects to review Landlord’s calculation of the Expense Excess and/or Tax Excess for the Expense Year to which such Statement applies and identifying with reasonable specificity the records of Landlord reasonably relating to such matters that Tenant desires to review. Within a reasonable time after receiving a timely Review Notice (and, at Landlord’s option, an executed confidentiality agreement as described below), Landlord shall deliver to Tenant, or make available for inspection at a location reasonably designated by Landlord, copies of such records. Within 60 days after such records are made available to Tenant (the “Objection Period”), Tenant may deliver to Landlord notice (an “Objection Notice”) stating with reasonable specificity any objections to the Statement, in which event Landlord and Tenant shall work together in good faith to resolve Tenant’s objections. Tenant may not deliver more than one Review Notice or more than one Objection Notice with respect to any Expense Year. If Tenant fails to give Landlord a Review Notice before the expiration of the Review Notice Period or fails to give Landlord an Objection Notice before the expiration of the Objection Period, Tenant shall be deemed to have approved the Statement. Notwithstanding any contrary provision hereof, Landlord shall not be required to deliver or make available to Tenant records relating to the Base Year, and Tenant may not object to Expenses or Taxes for the Base Year, other than in connection with the first review for an Expense Year performed by Tenant pursuant to this Section 4.6. If Tenant retains an agent to review Landlord’s records, the agent must be with a CPA firm licensed to do business in the State of California and its fees shall not be contingent, in whole or in part, upon the outcome of the review. Tenant shall be responsible for all costs of such review. The records and any related information obtained from Landlord shall be treated as confidential, and as applicable only to the Premises, by Tenant, its auditors, consultants, and any other parties reviewing the same on behalf of Tenant (collectively, “Tenant’s Auditors”). Before making any records available for review, Landlord may require Tenant and Tenant’s Auditors to execute a reasonable confidentiality agreement, in which event Tenant shall cause the same to be executed and delivered to Landlord within 30 days after receiving it from Landlord, and if Tenant fails to do so, the Objection Period shall be reduced by one day for each day by which such execution and delivery follows the expiration of such 30-day period. Notwithstanding any contrary provision hereof, Tenant may not examine Landlord’s records or dispute any Statement if any Rent remains unpaid past its due date. If, for any Expense Year, Landlord and Tenant determine that the sum of Tenant’s Share of the actual Expense Excess plus Tenant’s Share of the actual Tax Excess is less or more than the amount reported, Tenant shall receive a credit in the amount of its overpayment against Rent then or next due hereunder, or pay Landlord the amount of its underpayment with the Rent next due hereunder; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Landlord shall pay Tenant the amount of its overpayment (less any Rent due), or Tenant shall pay Landlord the amount of its underpayment, within 30 days after such determination.

5. USE; COMPLIANCE WITH LAWS.

5.1 Tenant shall not (a) use the Premises for any purpose other than the Permitted Use, or (b) do anything in or about the Premises that violates any of the Rules and Regulations, damages the reputation of the Project, interferes with, injures or unreasonably annoys other occupants of the Project, or constitutes a nuisance. Tenant, at its expense, shall comply with all Laws relating to (i) the operation of its business at the Project, (ii) the use, condition, configuration or occupancy of the Premises, or (iii) the Building systems located in or exclusively serving the Premises; provided, however, that nothing in this sentence shall be deemed to require Tenant to make any change to any Common Area, the Building structure, or any Building system located outside of and not exclusively serving the Premises. If, in order to comply with any such Law, Tenant must obtain or deliver any permit, certificate or other document evidencing such compliance, Tenant shall provide a copy of such document to Landlord promptly after obtaining or delivering it. If a change to any Common Area, the Building structure, or any Building system located outside of and not exclusively serving the Premises becomes required under Law (or if any such requirement is enforced) as a result of any Tenant-Insured Improvement (defined in Section 10.2.2), the installation of any trade fixture, or any particular use of the Premises (as distinguished from general office use), then Tenant, upon demand, shall (x) at Landlord’s option, either make such change at Tenant’s cost or pay Landlord the cost of making such change, and (y) pay Landlord a coordination fee equal to 5% of the cost of such change. As used herein, “Law” means any existing or future law, ordinance, regulation or requirement of any governmental authority having jurisdiction over the Project or the parties.

5.2 Landlord, at its expense (subject to Section 4), shall cause the Base Building and the Common Areas to comply with all Laws (including the Americans with Disabilities Act (“ADA”)) to the extent that (a) such compliance is necessary for Tenant to use the Premises for general office use in a normal and customary manner and for Tenant’s employees and visitors to have reasonably safe access to and from the Premises, or (b) Landlord’s failure to cause such compliance would impose liability upon Tenant under Law; provided, however, that Landlord shall not be required to cause such compliance to the extent non-compliance (x) is triggered by any matter that is Tenant’s responsibility under Section 5.1 or 7.3 or any other provision hereof, or (y) arises under any provision of the ADA other than Title III thereof. Notwithstanding the foregoing, Landlord may contest any alleged violation in good faith, including by applying for and obtaining a waiver or deferment of compliance, asserting any defense allowed by Law, and appealing any order or judgment to the extent permitted by Law; provided, however, that after exhausting any rights to contest or appeal, Landlord shall perform any work necessary to comply with any final order or judgment

6. SERVICES.

6.1 Standard Services. Landlord shall provide the following services on all days (unless otherwise stated below): (a) subject to limitations imposed by Law, customary heating, ventilation and air conditioning (“HVAC”) in season during Building HVAC Hours; (b) electricity supplied by the applicable public utility, stubbed to the Premises; (c) water supplied by the applicable public utility (i) for use in lavatories and any drinking facilities located in Common Areas within the Building, and (ii) stubbed to the Building core for use in any plumbing fixtures located in the Premises; (d) janitorial services to the Premises, except on weekends and Holidays; (e) elevator service (subject to scheduling by Landlord, and payment of Landlord’s standard usage fee, for any freight service); and (f) access to the Building for Tenant and its employees, 24 hours per day/7 days per week, subject to the terms hereof and such security or monitoring systems as Landlord may reasonably impose, including sign-in procedures and/or presentation of identification cards.

6.2 Above-Standard Use. Landlord shall provide HVAC service outside Building HVAC Hours if Tenant gives Landlord such prior notice and pays Landlord such hourly cost per zone as Landlord may require. Tenant shall not, without Landlord’s prior consent, use equipment that may affect the temperature maintained by the air conditioning system or consume above-Building-standard amounts of any water furnished for the Premises by Landlord pursuant to Section 6.1. If Tenant’s consumption of electricity or water exceeds the rate Landlord reasonably deems to be standard for the Building, Tenant shall pay Landlord, upon billing, the cost of such excess consumption, including any costs of installing, operating and maintaining any equipment that is installed in order to supply or measure such excess electricity or water. For purposes of the preceding sentence, any consumption of electricity by specialty equipment in a computer server room shall be deemed to exceed the standard rate for the Building. The connected electrical load of Tenant’s incidental-use equipment shall not exceed the Building-standard electrical design load, and Tenant’s electrical usage shall not exceed the capacity of the feeders to the Project or the risers or wiring installation.

6.3 Interruption. Subject to Section 11, any failure to furnish, delay in furnishing, or diminution in the quality or quantity of any service resulting from any application of Law, failure of equipment, performance of maintenance, repairs, improvements or alterations, utility interruption, or event of Force Majeure (each, a “Service Interruption”) shall not render Landlord liable to Tenant, constitute a constructive eviction, or excuse Tenant from any obligation hereunder. Notwithstanding the foregoing, if all or a material portion of the Premises is made untenantable or inaccessible for more than three (3) consecutive business days after notice from Tenant to Landlord by a Service Interruption that (a) does not result from a Casualty (defined in Section 11), a Taking (defined in Section 13) or an Act of Tenant (defined in Section 10.1), and (b) can be corrected through Landlord’s reasonable efforts, then, as Tenant’s sole remedy, Monthly Rent shall abate for the period beginning on the day immediately following such 3-business-day period and ending on the day such Service Interruption ends, but only in proportion to the percentage of the rentable square footage of the Premises made untenantable or inaccessible and not occupied by Tenant. Notwithstanding the foregoing, if, on the date Tenant is permitted to enter the Premises pursuant to Section 2 of Exhibit F (the “Entry Date”), all or a material portion of the Premises is made untenantable or inaccessible by a Service Interruption that results from a breach of Landlord’s obligations under Section 7.1, then, as Tenant’s sole remedy, Monthly Rent shall abate for the period, if any, beginning on the date that Monthly Rent otherwise first becomes payable hereunder and continuing for a period equal to the period, if any, beginning on the later of the Entry Date or the date Tenant notifies Landlord of such Service Interruption and ending on the day such Service Interruption ends, but only in proportion to the percentage of the rentable square footage of the Premises made untenantable or inaccessible (provided, however, that for purposes of this sentence, the Premises shall not be deemed untenantable or inaccessible before the Commencement Date except to the extent that the Premises are untenantable or inaccessible for the purposes described in Section 2 of Exhibit F).

7. REPAIRS AND ALTERATIONS.

7.1 Repairs. Subject to Section 11, Tenant, at its expense, shall perform all maintenance and repairs (including replacements) to the Premises, and keep the Premises in as good condition and repair as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, except for reasonable wear and tear and repairs that are Landlord’s express responsibility hereunder. Tenant’s maintenance and repair obligations shall include (a) all leasehold improvements in the Premises, whenever and by whomever installed or paid for, including any Tenant Improvements, any Alterations (defined in Section 7.2), and any leasehold improvements installed pursuant to any prior lease, but excluding the Base Building (the “Leasehold Improvements”); (b) all supplemental heating, ventilation and air conditioning units, kitchens (including hot water heaters, dishwashers, garbage disposals, instar-hot dispensers, and plumbing) and similar facilities exclusively serving Tenant, whether located inside or outside of the Premises, and whenever and by whomever installed or paid for; and (c) all Lines (defined in Section 23). Notwithstanding the foregoing, if Tenant fails to perform such maintenance and repairs as required hereunder, Landlord may, at its option, after notifying Tenant, perform such work on Tenant’s behalf, in which case Tenant shall pay Landlord, upon demand, the cost of such work plus a coordination fee equal to 10% of such cost. Landlord shall perform all maintenance and repairs to (i) the roof and exterior walls and windows of the Building, (ii) the Base Building, and (iii) the Common Areas. As used herein, “Base Building” means the structural portions of the Building, together with all mechanical (including HVAC), electrical, plumbing and fire/life-safety systems serving the Building in general, whether located inside or outside of the Premises.

7.2 Alterations. Tenant may not make any improvement, alteration, addition or change to the Premises or to any mechanical, plumbing or HVAC facilities or other systems serving the Premises (an “Alteration”) without Landlord’s prior consent, which consent shall be requested by Tenant not less than 30 days before commencement of work and shall not be unreasonably withheld by Landlord. Notwithstanding the foregoing, provided that Landlord receives 10 business days’ prior notice, Landlord’s prior consent shall not be required for any Alteration that is decorative only (e.g. carpet installation or painting) and not visible from outside the Premises or that (i) is reasonably estimated (together with any other Alterations performed without Landlord’s consent pursuant to this sentence during the 12-month period ending on the date of such notice) to cost less than $15,000.00; (ii) is not visible from outside the Premises; (iii) does not affect any system or structural component of the Building; and (iv) does not require work to be performed inside the walls or above the ceiling of the Premises. For any Alteration, (a) Tenant, before commencing work, shall deliver to Landlord, and obtain Landlord’s approval of, plans and specifications; (b) Landlord, in its discretion, may require Tenant to obtain security for performance satisfactory to Landlord; (c) Tenant shall deliver to Landlord “as built” drawings (in CAD format, if requested by Landlord), completion affidavits, full and final lien waivers, and all governmental approvals; and (d) Tenant shall pay Landlord upon demand (i) Landlord’s reasonable out-of-pocket expenses incurred in reviewing the work, and (ii) a coordination fee equal to 5% of the cost of the work; provided, however, that this clause (d) shall not apply to any Tenant Improvements.

7.3 Tenant Work. Before commencing any repair or Alteration (“Tenant Work”), Tenant shall deliver to Landlord, and obtain Landlord’s approval of, (a) names of contractors, subcontractors, mechanics, laborers and materialmen; (b) evidence of contractors’ and subcontractors’ insurance; and (c) any required governmental permits. Tenant shall perform all Tenant Work (i) in a good and workmanlike manner using materials of a quality reasonably approved by Landlord; (ii) in compliance with any approved plans and specifications, all Laws, the National Electric Code, and Landlord’s construction rules and regulations; and (iii) in a manner that does not impair the Base Building. If, as a result of any Tenant Work, Landlord becomes required under Law to perform any inspection, give any notice, or cause such Tenant Work to be performed in any particular manner, Tenant shall comply with such requirement and promptly provide Landlord with reasonable documentation of such compliance. Landlord’s approval of Tenant’s plans and specifications shall not relieve Tenant from any obligation under this Section 7.3. In performing any Tenant Work, Tenant shall not use contractors, services, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with any workforce or trades engaged in performing other work or services at the Project.

7.4 Proposed Initial Alterations. Landlord shall not withhold its consent, pursuant to Section 7.2, to any Alterations described with reasonable specificity in the floor plan attached hereto as Exhibit G (“Proposed Initial Alterations”); provided, however, that Landlord may impose reasonable conditions upon such consent, including the condition that Tenant, at its expense and pursuant to Section 8, remove such Proposed Initial Alterations before the expiration or earlier termination hereof; provided further, however, that Tenant shall not be required, pursuant to Section 8, to remove or restore any carpet that has been installed or removed as part of the Proposed Initial Alterations. Notwithstanding Section 7.2, Landlord shall not require Tenant to obtain security for the performance of any Proposed Initial Alterations.

8. LANDLORD’S PROPERTY. All Leasehold Improvements shall become Landlord’s property upon installation and without compensation to Tenant. Notwithstanding the foregoing, subject to Section 7.4, Tenant, before the expiration or earlier termination hereof, at its expense, and except as otherwise notified by Landlord, shall remove any Tenant-Insured Improvements (other than any supplemental HVAC unit, which shall be governed by Section 25.5), repair any resulting damage to the Premises or Building, and restore the affected portion of the Premises to its configuration and condition existing before the installation of such Tenant-Insured Improvements; provided, however, that if the estimated cost of such work, as reasonably determined by Landlord, exceeds $60,000.00, then Tenant shall not be required to perform such work, but shall instead reimburse Landlord for the reasonable actual cost of such work, not to exceed $60,000.00, within 30 days after receiving demand therefor together with reasonable documentation thereof. If Tenant fails to timely perform any work required to be performed by Tenant under the preceding sentence, Landlord may perform such work at Tenant’s expense. If, when it requests Landlord’s approval of any Tenant Improvements or Alterations, Tenant specifically requests that Landlord identify any such Tenant Improvements or Alterations that Landlord will require to be removed pursuant to this Section 8, Landlord shall do so (subject to Section 7.4) when it provides such approval. Nothing herein shall be deemed to (a) transfer to Landlord ownership of any of Tenant’s trade fixtures, furniture, equipment or other personal property installed in the Premises (“Tenant’s Property”), or (b) prohibit Tenant from removing Tenant’s Property from the Premises, provided that Tenant repairs all damage caused by its installation or removal.

9. LIENS. Tenant shall keep the Project free from any lien arising out of any work performed, material furnished or obligation incurred by or on behalf of Tenant. Tenant shall remove any such lien within 10 business days after notice from Landlord, and if Tenant fails to do so, Landlord, without limiting its remedies, may pay the amount necessary to cause such removal, whether or not such lien is valid. The amount so paid, together with reasonable attorneys’ fees and expenses, shall be reimbursed by Tenant upon demand.

10. INDEMNIFICATION; INSURANCE.

10.1 Waiver and Indemnification. Tenant waives all claims against Landlord, its Security Holders (defined in Section 17), Landlord’s managing agent(s), their (direct or indirect) owners, and the beneficiaries, trustees, officers, directors, employees and agents of each of the foregoing (including Landlord, the “Landlord Parties”) for (i) any damage to person or property (or resulting from the loss of use thereof), except to the extent such damage is caused by any negligence, willful misconduct or breach of this Lease of or by any Landlord Party, or (ii) any failure to prevent or control any criminal or otherwise wrongful conduct by any third party or to apprehend any third party who has engaged in such conduct. Tenant shall indemnify, defend, protect, and hold the Landlord Parties harmless from any obligation, loss, claim, action, liability, penalty, damage, cost or expense (including reasonable attorneys’ and consultants’ fees and expenses) (each, a “Claim”) that is imposed or asserted by any third party and arises from any negligence, willful misconduct or breach of this Lease of or by, Tenant, any party claiming by, through or under Tenant, their (direct or indirect) owners, or any of their respective beneficiaries, trustees, officers, directors, employees, agents, contractors, licensees or invitees (each, an “Act of Tenant”), except to the extent such Claim arises from any negligence, willful misconduct or breach of this Lease of or by any Landlord Party. Landlord shall indemnify, defend, protect, and hold Tenant, its (direct or indirect) owners, and their respective beneficiaries, trustees, officers, directors, employees and agents (including Tenant, the “Tenant Parties”) harmless from any Claim that is imposed or asserted by any third party and arises from any negligence, willful misconduct or breach of this Lease of or by any Landlord Party, except to the extent such Claim arises from an Act of Tenant.

10.2 Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts:

10.2.1 Commercial General Liability insurance covering claims of bodily injury, personal injury and property damage arising out of Tenant’s operations and contractual liabilities, including coverage formerly known as broad form, on an occurrence basis, with combined primary and excess/umbrella limits of $3,000,000 each occurrence and $4,000,000 annual aggregate.

10.2.2 Property insurance covering (i) all office furniture, trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property in the Premises installed by, for, or at the expense of Tenant, and (ii) any Leasehold Improvements installed pursuant to this Lease (“Tenant-Insured Improvements”). Such insurance shall be written on a special cause of loss form for physical loss or damage, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance, and shall include coverage for damage or other loss caused by fire or other peril, including vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for a period of one year.

10.2.3 Workers’ Compensation statutory limits and Employers’ Liability limits of $1,000,000.

10.3 Form of Policies. The minimum limits of insurance required to be carried by Tenant shall not limit Tenant’s liability. Such insurance shall be issued by an insurance company that has an A.M. Best rating of not less than A-VIII and shall be in form and content reasonably acceptable to Landlord. Tenant’s Commercial General Liability Insurance shall (a) name the Landlord Parties and any other party designated by Landlord (“Additional Insured Parties”) as additional insureds; and (b) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and non-contributing with Tenant’s insurance. Landlord shall be designated as a loss payee with respect to Tenant’s Property Insurance on any Tenant-Insured Improvements. Tenant shall deliver to Landlord, on or before the Commencement Date and at least 15 days before the expiration dates thereof, certificates from Tenant’s insurance company on the forms currently designated “ACORD 25” (Certificate of Liability Insurance) and “ACORD 28” (Evidence of Commercial Property Insurance) or the equivalent. Attached to the ACORD 25 (or equivalent) there shall be an endorsement naming the Additional Insured Parties as additional insureds, and attached to the ACORD 28 (or equivalent) there shall be an endorsement designating Landlord as a loss payee with respect to Tenant’s Property Insurance on any Tenant-insured Improvements, and each such endorsement shall be binding on Tenant’s insurance company. Upon Landlord’s request, Tenant shall deliver to Landlord, in lieu of such certificates, copies of the policies of insurance required to be carried under Section 10.2 showing that the Additional Insured Parties are named as additional insureds and that Landlord is designated as a loss payee with respect to Tenant’s Property Insurance on any Tenant-Insured Improvements.

10.4 Subrogation. Notwithstanding any contrary provision hereof (but subject to Section 11 hereof and Sections 4 and 8 of Exhibit D), each party waives, and shall cause its insurance carrier to waive, any right of recovery against the other party, any of its (direct or indirect) owners, or any of their respective beneficiaries, trustees, officers, directors, employees or agents for any loss of or damage to property which loss or damage is (or, if the insurance required hereunder had been carried, would have been) covered by property insurance, without regard to any negligence of the parties so released. For purposes of this Section 10.4 only, (a) any deductible with respect to a party’s insurance shall be deemed covered by, and recoverable by such party under, valid and collectable policies of insurance, and (b) any contractor retained by Landlord to install, maintain or monitor a fire or security alarm for the Building shall be deemed an agent of Landlord.

10.5 Additional Insurance Obligations. Tenant shall maintain such increased amounts of the insurance required to be carried by Tenant under this Section 10, and such other types and amounts of insurance covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord, but not in excess of the amounts and types of insurance then being required by landlords of Comparable Buildings.

10.6 Landlord’s Insurance. Landlord shall maintain the following insurance, together with such other insurance coverage as Landlord, in its reasonable judgment, may elect to maintain, the premiums of which shall be included in Expenses: (a) Commercial General Liability insurance applicable to the Property, Building and Common Areas providing, on an occurrence basis, a minimum combined single limit of at least $3,000,000.00; (b) Special Cause of Loss Insurance on the Building at replacement cost value as reasonably estimated by Landlord; (c) Worker’s Compensation insurance to the extent required by Law; and (d) Employers Liability Coverage to the extent required by Law.

11. CASUALTY DAMAGE. With reasonable promptness after discovering any damage to the Premises (other than trade fixtures), or to any Common Area or Building system necessary for access to or tenantability of the Premises, resulting from any fire or other casualty (a “Casualty”), Landlord shall notify Tenant of Landlord’s reasonable estimate of the time required to substantially complete repair of such damage (the “Landlord Repairs”). If, according to such estimate, the Landlord Repairs cannot be substantially completed within 180 days after they are commenced, either party may terminate this Lease upon 60 days’ notice to the other party delivered within 10 days after Landlord’s delivery of such estimate. Within 90 days after discovering any damage to the Project resulting from any Casualty, Landlord may, whether or not the Premises are affected, terminate this Lease by notifying Tenant if (i) any Security Holder terminates any ground lease or requires that any insurance proceeds be used to pay any mortgage debt; (ii) any damage to Landlord’s property is not fully covered by Landlord’s insurance policies; (iii) Landlord decides to rebuild the Building or Common Areas so that it or they will be substantially different structurally or architecturally; (iv) the damage occurs during the last 12 months of the Term; or (v) any owner, other than Landlord, of any damaged portion of the Project does not intend to repair such damage; provided, however, that (x) Landlord may not terminate this Lease pursuant to the preceding clauses (i), (ii), (iii) or (v) unless the Premises have been materially damaged or Landlord also exercises all rights it may have acquired as a result of the Casualty to terminate any other leases of space in the Building, and (y) Landlord may not terminate this Lease pursuant to the preceding clause (iv) unless the Premises have been materially damaged or Landlord also exercises all rights it may have acquired as a result of the Casualty to terminate any other leases of space in the Building that have less than 12 months remaining in their terms when the Casualty occurs. If this Lease is not terminated pursuant to this Section 11, Landlord shall promptly and diligently perform the Landlord Repairs, subject to reasonable delays for insurance adjustment and other events of Force Majeure. The Landlord Repairs shall restore the Premises (other than trade fixtures) and any Common Area or Building system necessary for access to or tenantability of the Premises to substantially the same condition that existed when the Casualty occurred, except for (a) any modifications required by Law or any Security Holder, and (b) any modifications to the Common Areas that are deemed desirable by Landlord, are consistent with the character of the Project, and do not materially impair access to or tenantability of the Premises. Notwithstanding Section 10.4, Tenant shall assign to Landlord (or its designee) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.2 with respect to any Tenant-Insured Improvements, and if the estimated or actual cost of restoring any Tenant-Insured Improvements exceeds the insurance proceeds received by Landlord from Tenant’s insurance carrier, Tenant shall pay such excess to Landlord within 15 days after Landlord’s demand. No Casualty and no restoration performed as required hereunder shall render Landlord liable to Tenant, constitute a constructive eviction, or excuse Tenant from any obligation hereunder; provided, however, that if the Premises (other than trade fixtures) or any Common Area or Building system necessary for access to or tenantability of the Premises is damaged by a Casualty, then, during any time that, as a result of such damage, any portion of the Premises is inaccessible or untenantable and is not occupied by Tenant, Monthly Rent shall be abated in proportion to the rentable square footage of such portion of the Premises.

12. NONWAIVER. No provision hereof shall be deemed waived by either party unless it is waived by such party expressly and in writing, and no waiver of any breach of any provision hereof shall be deemed a waiver of any subsequent breach of such provision or any other provision hereof. Landlord’s acceptance of Rent shall not be deemed a waiver of any preceding breach of any provision hereof, other than Tenant’s failure to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of such acceptance. No acceptance of payment of an amount less than the Rent due hereunder shall be deemed a waiver of Landlord’s right to receive the full amount of Rent due, whether or not any endorsement or statement accompanying such payment purports to effect an accord and satisfaction. No receipt of monies by Landlord from Tenant after the giving of any notice, the commencement of any suit, the issuance of any final judgment, or the termination hereof shall affect such notice, suit or judgment, or reinstate or extend the Term or Tenant’s right of possession hereunder.

13. CONDEMNATION. If any part of the Premises, Building or Project is taken for any public or quasi-public use by power of eminent domain or by private purchase in lieu thereof (a “Taking”) for more than 120 consecutive days, Landlord may terminate this Lease. If more than 15% of the rentable square footage of the Premises is Taken, or access to the Premises is substantially impaired as a result of a Taking, for more than 180 consecutive days, Tenant may terminate this Lease. Any such termination shall be effective as of the date possession must be surrendered to the authority, and the terminating party shall provide termination notice to the other party within 45 days after receiving written notice of such surrender date. Except as provided above in this Section 13, neither party may terminate this Lease as a result of a Taking. Tenant shall not assert any claim for compensation because of any Taking; provided, however, that Tenant may file a separate claim for any Taking of Tenant’s personal property or any fixtures that Tenant is entitled to remove upon the expiration hereof, and for moving expenses, so long as such claim does not diminish the award available to Landlord or any Security Holder and is payable separately to Tenant. If this Lease is terminated pursuant to this Section 13, all Rent shall be apportioned as of the date of such termination. If a Taking occurs and this Lease is not so terminated, Monthly Rent shall be abated for the period of such Taking in proportion to the percentage of the rentable square footage of the Premises, if any, that is subject to, or rendered inaccessible by, such Taking.

14. ASSIGNMENT AND SUBLETTING.

14.1 Transfers. Tenant shall not, without Landlord’s prior consent, assign, mortgage, pledge, hypothecate, encumber, permit any lien to attach to, or otherwise transfer this Lease or any interest hereunder, permit any assignment or other transfer hereof or any interest hereunder by operation of law, enter into any sublease or license agreement, otherwise permit the occupancy or use of any part of the Premises by any persons other than Tenant and its employees and contractors, or permit a Change of Control (defined in Section 14.6) to occur (each, a “Transfer”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall provide Landlord with (i) notice of the terms of the proposed Transfer, including its proposed effective date (the “Contemplated Effective Date”), a description of the portion of the Premises to be transferred (the “Contemplated Transfer Space”), a calculation of the Transfer Premium (defined in Section 14.3), and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, and (ii) current financial statements of the proposed transferee (or, in the case of a Change of Control, of the proposed new controlling party(ies)) certified by an officer or owner thereof and any other information reasonably required by Landlord in order to evaluate the proposed Transfer (collectively, the “Transfer Notice”). Within 15 business days after receiving the Transfer Notice, Landlord shall notify Tenant of (a) its consent to the proposed Transfer, (b) its refusal to consent to the proposed Transfer, or (c) its exercise of its rights under Section 14.4. Any Transfer made without Landlord’s prior consent shall, at Landlord’s option, be void and shall, at Landlord’s option, constitute a Default (defined in Section 19). Tenant shall pay Landlord a fee of $1,500.00 for Landlord’s review of any proposed Transfer, whether or not Landlord consents to it.

14.2 Landlord’s Consent. Subject to Section 14.4, Landlord shall not unreasonably withhold its consent to any proposed Transfer. Without limiting other reasonable grounds for withholding consent, it shall be deemed reasonable for Landlord to withhold consent to a proposed Transfer if:

14.2.1 The proposed transferee is not a party of reasonable financial strength in light of the responsibilities to be undertaken in connection with the Transfer on the date the Transfer Notice is received; or

14.2.2 The proposed transferee has a character or reputation or is engaged in a business that is not consistent with the quality of the Building or the Project; or

14.2.3 The proposed transferee is a governmental entity or a nonprofit organization; or

14.2.4 In the case of a proposed sublease, license or other occupancy agreement, the rent or occupany fee charged by Tenant to the transferee during the term of such agreement, calculated using a present value analysis, is less than 75% of the rent being quoted by Landlord or its Affiliate (defined in Section 14.6) at the time of such Transfer for comparable space in the Project for a comparable term, calculated using a present value analysis; or

14.2.5 The proposed transferee or any of its Affiliates, on the date the Transfer Notice is received, leases or occupies (or, at any time during the 3-month period ending on the date the Transfer Notice is received, has negotiated with Landlord to lease) space in the Project.

Notwithstanding any contrary provision hereof, (a) if Landlord consents to any Transfer pursuant to this Section 14.2 but Tenant does not enter into such Transfer within six (6) months thereafter, such consent shall no longer apply and such Transfer shall not be permitted unless Tenant again obtains Landlord’s consent thereto pursuant and subject to the terms of this Section 14; and (b) if Landlord unreasonably withholds its consent under this Section 14.2, Tenant’s sole remedies shall be contract damages (subject to Section 20) or specific performance, and Tenant waives all other remedies, including any right to terminate this Lease.

14.3 Transfer Premium. If Landlord consents to a Transfer (other than a permitted Transfer or a Change of Control), Tenant shall pay Landlord an amount equal to 50% of any Transfer Premium (defined below). As used herein, “Transfer Premium” means (a) in the case of an assignment, any consideration (including payment for Leasehold Improvements) paid by the assignee for such assignment, less any reasonable and customary expenses directly incurred by Tenant on account of such assignment, including brokerage fees, legal fees, and Landlord’s review fee, and (b) in the case of a sublease, license or other occupancy agreement, for each month of the term of such agreement, the amount by which all rent and other consideration paid by the transferee to Tenant pursuant to such agreement (less all reasonable and customary expenses directly incurred by Tenant on account of such agreement, including brokerage fees, legal fees, construction costs and Landlord’s review fee, as amortized on a monthly, straight-line basis over the term of such agreement) exceeds the Monthly Rent payable by Tenant hereunder with respect to the Contemplated Transfer Space. Payment of Landlord’s share of the Transfer Premium shall be made (x) in the case of an assignment, within 10 days after Tenant receives the consideration described above, and (y) in the case of a sublease, license or other occupancy agreement, for each month of the term of such agreement, within five (5) business days after Tenant receives the rent and other consideration described above.

14.4 Landlord’s Right to Recapture. Notwithstanding any contrary provision hereof, except in the case of a Permitted Transfer (defined in Section 14.8), a sublease (including any expansion rights) of less than 75% of the rentable square footage of the then existing Premises, or a sublease for a term (including any extension options) of less than 75% of the balance of the Term remaining on the Contemplated Effective Date (excluding any unexercised extension options), or a Change of Control, Landlord, by notifying Tenant within 15 business days after receiving the Transfer Notice, may terminate this Lease with respect to the Contemplated Transfer Space as of the Contemplated Effective Date. If the Contemplated Transfer Space is less than the entire Premises, then Base Rent, Tenant’s Share, the amount of any Security Deposit, and the number of parking spaces to which Tenant is entitled under Section 1.9 shall be deemed adjusted on the basis of the percentage of the rentable square footage of the portion of the Premises retained by Tenant. Upon request of either party, the parties shall execute a written agreement prepared by Landlord memorializing such termination.

14.5 Effect of Consent. If Landlord consents to a Transfer, (i) such consent shall not be deemed a consent to any further Transfer, (ii) Tenant shall deliver to Landlord, promptly after execution, an executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (iii) Tenant shall deliver to Landlord, upon Landlord’s request, a complete statement, certified by an independent CPA or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium. In the case of an assignment, the assignee shall assume in writing, for Landlord’s benefit, all of Tenant’s obligations hereunder. No Transfer, with or without Landlord’s consent, shall relieve Tenant or any guarantor hereof from any liability hereunder. Notwithstanding any contrary provision hereof, Tenant, with or without Landlord’s consent, shall not enter into, or permit any party claiming by, through or under Tenant to enter into, any sublease, license or other occupancy agreement that provides for payment based in whole or in part on the net income or profit of the subtenant, licensee or other occupant thereunder.

14.6 Change of Control. As used herein, “Change of Control” means (a) if Tenant is a closely held professional service firm, the withdrawal or change (whether voluntary, involuntary or by operation of law) of more than 50% of its equity owners within a 12-month period; and (b) in all other cases, any transaction(s) resulting in the acquisition of a Controlling Interest (defined below) in Tenant by one or more parties that neither owned, nor are Affiliates (defined below) of one or more parties that owned, a Controlling Interest in Tenant immediately before such transaction(s). As used herein, “Controlling Interest” means control over an entity, other than control arising from the ownership of voting securities listed on a recognized securities exchange. As used herein, “control” means the direct or indirect power to direct the ordinary management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise. As used herein, “Affiliate” means, with respect to any party, a person or entity that controls, is under common control with, or is controlled by such party. (Landlord acknowledges that, by operation of the definitions of “Transfer,” “Change of Control” and “Controlling Interest,” no stock of Tenant listed on a recognized securities exchange shall be deemed a Controlling Interest, and, therefore, no issuance of Tenant’s stock in an offering or sale on a recognized securities exchange shall be deemed a Change of Control or a Transfer.)

14.7 Effect of Default. If Tenant is in Default, Landlord is irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any transferee under any sublease, license or other occupancy agreement to make all payments under such agreement directly to Landlord (which Landlord shall apply towards Tenant’s obligations hereunder) until such Default is cured. Such transferee shall rely upon any representation by Landlord that Tenant is in Default, whether or not confirmed by Tenant.

14.8 Permitted Transfers. Notwithstanding any contrary provision hereof, if Tenant is not in Default, Tenant may, without Landlord’s consent pursuant to Section 14.1, (i) assign this Lease to (a) an Affiliate of Tenant (other than pursuant to a merger or consolidation), (b) a successor to Tenant by merger or consolidation, or (c) a successor to Tenant by purchase of all or substantially all of Tenant’s assets, or (ii) permit a Change of Control to occur (a “Permitted Transfer”), provided that (i) at least 10 business days before the Transfer, Tenant notifies Landlord of the Transfer and delivers to Landlord any documents or information reasonably requested by Landlord relating thereto, including reasonable documentation that the Transfer satisfies the requirements of this Section 14.8; (ii) in the case of an assignment pursuant to clause (a) or (c) above, the assignee executes and delivers to Landlord, at least 10 business days before the assignment, a commercially reasonable instrument pursuant to which the assignee assumes, for Landlord’s benefit, all of Tenant’s obligations hereunder; (iii) in the case of an assignment pursuant to clause (b) above, (A) the successor entity has a net worth (as determined in accordance with GAAP, but excluding intellectual property and any other intangible assets (“Net Worth”)) immediately after the Transfer that is not less than Tenant’s Net Worth immediately before the Transfer, and (B) if Tenant is a closely held professional service firm, at least 50% of its equity owners existing 12 months before the Transfer are also equity owners of the successor entity; (iv) except in the case of a Change of Control, the transferee is qualified to conduct business in the State of California; (v) in the case of a Change of Control, (A) Tenant is not a closely held professional service firm, and (B) Tenant’s Net Worth immediately after the Change of Control is not less than its Net Worth immediately before the Change of Control; and (vi) the Transfer is made for a good faith operating business purpose and not in order to evade the requirements of this Section 14.

15. SURRENDER. Upon the expiration or earlier termination hereof, and subject to Sections 8 and 11 and this Section 15, Tenant shall surrender possession of the Premises to Landlord in as good condition and repair as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, except for reasonable wear and tear and repairs that are Landlord’s express responsibility hereunder. Before such expiration or termination, Tenant, without expense to Landlord, shall (a) remove from the Premises all debris and rubbish and all furniture, equipment, trade fixtures, Lines, free-standing cabinet work, movable partitions and other articles of personal property that are owned or placed in the Premises by Tenant or any party claiming by, through or under Tenant (except for any Lines not required to be removed under Section 23), and (b) repair all damage to the Premises and Building resulting from such removal. If Tenant fails to timely perform such removal and repair, Landlord may do so at Tenant’s expense (including storage costs). If Tenant fails to remove such property from the Premises, or from storage, within 30 days after notice from Landlord, any part of such property shall be deemed, at Landlord’s option, either (x) conveyed to Landlord without compensation, or (y) abandoned.

16. HOLDOVER. If Tenant fails to surrender the Premises upon the expiration or earlier termination hereof, Tenant’s tenancy shall be subject to the terms and conditions hereof; provided, however, that such tenancy shall be a tenancy at sufferance only, for the entire Premises, and Tenant shall pay Monthly Rent (on a per-month basis without reduction for any partial month) at a rate equal to 150% of the Monthly Rent applicable during the last calendar month of the Term. Nothing in this Section 16 shall limit Landlord’s rights or remedies or be deemed a consent to any holdover. If Landlord is unable to deliver possession of the Premises to a new tenant or to perform improvements for a new tenant as a result of Tenant’s holdover, Tenant shall be liable for all resulting damages, including lost profits, incurred by Landlord.

17. SUBORDINATION; ESTOPPEL CERTIFICATES. This Lease shall be subject and subordinate to all existing and future ground or underlying leases, mortgages, trust deeds and other encumbrances against the Building or Project, all renewals, extensions, modifications, consolidations and replacements thereof (each, a “Security Agreement”), and all advances made upon the security of such mortgages or trust deeds, unless in each case the holder of such Security Agreement (each, a “Security Holder”) requires in writing that this Lease be superior thereto. Upon any termination or foreclosure (or any delivery of a deed in lieu of foreclosure) of any Security Agreement, Tenant, upon request, shall attorn, without deduction or set-off, to the Security Holder or purchaser or any successor thereto and shall recognize such party as the lessor hereunder provided that such party agrees not to disturb Tenant’s occupancy so long as Tenant timely pays the Rent and otherwise performs its obligations hereunder. Within 10 days after request by Landlord, Tenant shall execute such further instruments as Landlord may reasonably deem necessary to evidence the subordination or superiority of this Lease to any Security Agreement. Tenant waives any right it may have under Law to terminate or otherwise adversely affect this Lease or Tenant’s obligations hereunder upon a foreclosure. Within 10 business days after Landlord’s request, Tenant shall execute and deliver to Landlord a commercially reasonable estoppel certificate in favor of such parties as Landlord may reasonably designate, including current and prospective Security Holders and prospective purchasers.

18. ENTRY BY LANDLORD. At all reasonable times and upon reasonable notice to Tenant, or in an emergency, Landlord may enter the Premises to (i) inspect the Premises; (ii) show the Premises to prospective purchasers, current or prospective Security Holders or insurers, or, during the last 12 months of the Term (or while an uncured Default exists), prospective tenants; (iii) post notices of non-responsibility; or (iv) perform maintenance, repairs or alterations. At any time and without notice to Tenant, Landlord may enter the Premises to perform required services. If reasonably necessary, Landlord may temporarily close any portion of the Premises to perform maintenance, repairs or alterations. In an emergency, Landlord may use any means it deems proper to open doors to and in the Premises. Except in an emergency, Landlord shall use reasonable efforts to minimize interference with Tenant’s use of the Premises. No entry into or closure of any portion of the Premises pursuant to this Section 18 shall render Landlord liable to Tenant, constitute a constructive eviction, or excuse Tenant from any obligation hereunder.

19. DEFAULTS; REMEDIES.

19.1 Events of Default. The occurrence of any of the following shall constitute a “Default”:

19.1.1 Any failure by Tenant to pay any Rent when due unless such failure is cured within five (5) business days after notice from Landlord of such failure; or

19.1.2 Except where a specific time period is otherwise set forth for Tenant’s cure herein (in which event Tenant’s failure to cure within such time period shall be a Default), and except as otherwise provided in this Section 19.1, any breach by Tenant of any other provision hereof where such breach continues for 30 days after notice from Landlord; provided that if such breach cannot reasonably be cured within such 30-day period, Tenant shall not be in Default as a result of such breach if Tenant diligently commences such cure within such period, thereafter diligently pursues such cure, and completes such cure within 60 days after Landlord’s notice; or

19.1.3 Abandonment of the Premises by Tenant; or

19.1.4 Any breach by Tenant of Sections 17 or 18 where such breach continues for more than two (2) business days after notice from Landlord; or

19.1.5 Tenant becomes in breach of Section 25.3.

If Tenant breaches a particular provision hereof (other than a provision requiring payment of Rent), and Landlord notifies Tenant of such breach, on three (3) separate occasions during any 12-month period, and if such breaches are collectively material, then Tenant’s subsequent breach of such provision shall be, at Landlord’s option, an incurable Default. The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by Law, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.

19.2 Remedies Upon Default. Upon any Default, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (which shall be cumulative and nonexclusive), the option to pursue any one or more of the following remedies (which shall be cumulative and nonexclusive) without any notice or demand:

19.2.1 Landlord may terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy it may have for possession or arrearages in Rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(a) The worth at the time of award of the unpaid Rent which has been earned at the time of such termination; plus

(b) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(c) The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus

(d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations hereunder or which in the ordinary course of things would be likely to result therefrom, including (but only to the extent reasonably attributable to the remaining Term) brokerage commissions, advertising expenses, expenses of remodeling any portion of the Premises for a new tenant (whether for the same or a different use), and any special concessions made to obtain a new tenant; plus

(e) At Landlord’s option, such other amounts in addition to or in lieu of the foregoing as may be permuted from time to time by Law.

As used in Sections 19.2.1(a) and (b), the “worth at the time of award” shall be computed by allowing interest at a rate per annum equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord shall reasonably designate if such rate ceases to be published) plus two (2) percentage points, or (ii) the highest rate permitted by Law. As used in Section 19.2.1(c), the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

19.2.2 Landlord shall have the remedy described in California Civil Code § 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover Rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies hereunder, including the right to recover all Rent as it becomes due.

19.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, or any Law or other provision hereof), without prior demand or notice except as required by Law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3 Efforts to Relet. Unless Landlord provides Tenant with express notice to the contrary, no re-entry, repossession, repair, maintenance, change, alteration, addition, reletting, appointment of a receiver or other action or omission by Landlord shall (a) be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, or (b) operate to release Tenant from any of its obligations hereunder. Tenant waives, for Tenant and for all those claiming by, through or under Tenant, California Civil Code § 3275 and California Code of Civil Procedure §§ 1174(c) and 1179 and any existing or future rights to redeem or reinstate, by order or judgment of any court or by any legal process or writ, this Lease or Tenant’s right of occupancy of the Premises after any termination hereof.

19.4 Landlord Default. Landlord shall not be in default hereunder unless it fails to begin within 30 days after notice from Tenant, or fails to pursue with reasonable diligence thereafter, the cure of any breach by Landlord of its obligations hereunder. Before exercising any remedies for a default by Landlord, Tenant shall give notice and a reasonable time to cure to any Security Holder of which Tenant has been notified.

20. LANDLORD EXCULPATION. Notwithstanding any contrary provision hereof, (a) the liability of the Landlord Parties to Tenant shall be limited to an amount equal to the lesser of (i) Landlord’s interest in the Building, or (ii) the equity interest Landlord would have in the Building if the Building were encumbered by third-party debt in an amount equal to 80% of the value of the Building (as such value is determined by Landlord); (b) Tenant shall look solely to Landlord’s interest in the Building for the recovery of any judgment or award against any Landlord Party; (c) no Landlord Party shall have any personal liability for any judgment or deficiency, and Tenant waives and releases such personal liability on behalf of itself and all parties claiming by, through or under Tenant; and (d) no Landlord Party shall be liable for any injury or damage to, or interference with, Tenant’s business, including loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, or for any form of special or consequential damage. For purposes of this Section 20, “Landlord’s interest in the Building” shall include rents paid by tenants, insurance proceeds, condemnation proceeds, and proceeds from the sale of the Building (collectively, “Owner Proceeds”); provided, however, that Tenant shall not be entitled to recover Owner Proceeds from any Landlord Party (other than Landlord) or any other third party after they have been distributed or paid to such party; provided further, however, that nothing in this sentence shall diminish any right Tenant may have under Law, as a creditor of Landlord, to initiate or participate in an action to recover Owner Proceeds from a third party on the grounds that such third party obtained such Owner Proceeds when Landlord was, or could reasonably be expected to become, insolvent or in a transfer that was preferential or fraudulent as to Landlord’s creditors.

21. SECURITY DEPOSIT. Concurrently with its execution and delivery hereof, Tenant shall deposit with Landlord the Security Deposit, if any, as security for Tenant’s performance of its obligations hereunder. If Tenant breaches any provision hereof, Landlord may, at its option, without notice to Tenant, apply all or part of the Security Deposit to pay any past-due Rent, cure any breach by Tenant, or compensate Landlord for any other loss or damage caused by such breach. If Landlord so applies any portion of the Security Deposit, Tenant, within three (3) days after demand therefor, shall restore the Security Deposit to its original amount. The Security Deposit is not an advance payment of Rent or measure of damages. Any unapplied portion of the Security Deposit shall be returned to Tenant within 45 days after the latest to occur of (a) the expiration of the Term, (b) Tenant’s surrender of the Premises as required hereunder, or (c) Landlord’s cure of any existing breach by Tenant of any provision hereof; provided, however, that if Landlord estimates in good faith that Tenant may be required to make a payment to Landlord under Section 4.4.1, Landlord may retain such unapplied portion of the Security Deposit, to the extent of the estimated amount of such payment, until the date occurring 45 days after determination of the final Rent due from Tenant. Landlord shall not be required to keep the Security Deposit separate from its other accounts.

22. RELOCATION. Landlord, at any time (but not more than once during the initial Term), after giving notice, may move Tenant to other space in the Building comparable in size, utility and configuration to the Premises. In such event, all terms hereof shall apply to the new space, except that Base Rent and (except to the extent of the percentage, if any, by which the rentable square footage of the building in which the new space is located is less than the rentable square footage of the Building) Tenant’s Share shall not increase as a result of such relocation. Landlord, at its expense, shall provide Tenant with tenant improvements in the new space at least equal in quality to those in the Premises. Landlord shall reimburse Tenant for Tenant’s reasonable moving, re-cabling and stationery-replacement costs. The parties shall execute a written agreement prepared by Landlord memorializing the relocation.

23. COMMUNICATIONS AND COMPUTER LINES. All Lines installed pursuant to this Lease shall be (a) installed in accordance with Section 7; and (b) clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Tenant’s name, suite number, and the purpose of such Lines (i) every six (6) feet outside the Premises (including the electrical room risers and any Common Areas), and (ii) at their termination points. Landlord may designate specific contractors for work relating to vertical Lines. Sufficient space for additional cables shall be maintained for other occupants, as reasonably determined by Landlord. Unless otherwise notified by Landlord, Tenant, at its expense and before the expiration or earlier termination hereof, shall remove all Lines and repair any resulting damage. As used herein, “Lines” means all communications or computer wires and cables serving the Premises installed by Tenant or any party claiming by, through or under Tenant. Landlord shall grant to Tenant such access to the risers and other Common Areas of the Building as may be necessary for Tenant to install, maintain and remove its Lines, subject to such reasonable rules and procedures as Landlord may impose from time to time.

24. PARKING. Tenant may park in the Building’s parking facilities (the “Parking Facility”), in common with other tenants of the Building, upon the following terms and conditions. Tenant shall not use more than the number of unreserved and/or reserved parking spaces set forth in Section 1.9. Tenant shall pay Landlord, in accordance with Section 3, any fees for the parking spaces described in Section 1.9. Tenant shall pay Landlord any fees, taxes or other charges imposed by any governmental or quasi-

governmental agency in connection with the Parking Facility, to the extent such amounts are allocated to Tenant by Landlord. Landlord shall not be liable to Tenant, nor shall this Lease be affected, if any parking is impaired by (or any parking charges are imposed as a result of) any Law. Tenant shall comply with all rules and regulations established by Landlord from time to time for the orderly operation and use of the Parking Facility, including any sticker or other identification system and the prohibition of vehicle repair and maintenance activities in the Parking Facility. Landlord may, in its discretion, allocate and assign parking passes among Tenant and the other tenants in the Building. Tenant’s use of the Parking Facility shall be at Tenant’s sole risk, and Landlord shall have no liability for any personal injury or damage to or theft of any vehicles or other property occurring in the Parking Facility or otherwise in connection with any use of the Parking Facility by Tenant, its employees or invitees. Landlord may alter the size, configuration, design, layout or any other aspect of the Parking Facility, and, in connection therewith, temporarily deny or restrict access to the Parking Facility, in each case without abatement of Rent or liability to Tenant. Landlord may delegate its responsibilities hereunder to a parking operator, in which case (i) such parking operator shall have all the rights of control reserved herein by Landlord, (ii) Tenant shall enter into a parking agreement with such parking operator, (iii) Tenant shall pay such parking operator, rather than Landlord, any charge established hereunder for the parking spaces, and (iv) Landlord shall have no liability for claims arising through acts or omissions of such parking operator except to the extent caused by Landlord’s negligence or willful misconduct. Tenant’s parking rights under this Section 24 are solely for the benefit of Tenant’s employees and invitees and such rights may not be transferred without Landlord’s prior consent, except pursuant to a Transfer permitted under Section 14.

25. MISCELLANEOUS.

25.1 Notices. No notice, demand, statement, designation, request, consent, approval, election or other communication given hereunder (“Notice”) shall be binding upon either party unless (a) it is in writing; (b) it is (i) sent by certified or registered mail, postage prepaid, return receipt requested, (ii) delivered by a nationally recognized courier service, or (iii) delivered personally; and (c) it is sent or delivered to the address set forth in Section 1.10 or 1.11, as applicable, or to such other place (other than a P.O. box) as the recipient may from time to time designate in a Notice to the other party. Any Notice shall be deemed received on the earlier of the date of actual delivery or the date on which delivery is refused, or, if Tenant is the recipient and has vacated its notice address without providing a new notice address, three (3) days after the date the Notice is deposited in the U.S. mail or with a courier service as described above.

25.2 Force Majeure. If either party is prevented from performing any obligation hereunder by any strike, act of God, war, terrorist act, shortage of labor or materials, governmental action, civil commotion or other cause beyond such party’s reasonable control (“Force Majeure”), such obligation shall be excused during (and any time period for the performance of such obligation shall be extended by) the period of such prevention; provided, however, that this Section 25.2 shall not (a) permit Tenant to hold over in the Premises after the expiration or earlier termination hereof, or (b) excuse (or extend any time period for the performance of) (i) any obligation to remit money or deliver credit enhancement, (ii) any obligation under Section 10 or 25.3, or (iii) any of Tenant’s obligations whose breach would interfere with another occupant’s use, occupancy or enjoyment of its premises or the Project or result in any liability on the part of any Landlord Party.

25.3 Representations and Covenants. Tenant represents, warrants and covenants that (a) Tenant is, and at all times during the Term will remain, duly organized, validly existing and in good standing under the Laws of the state of its formation and qualified to do business in the state of California; (b) neither Tenant’s execution of nor its performance under this Lease will cause Tenant to be in violation of any agreement or Law; (c) Tenant (and any guarantor hereof) has not, and at no time during the Term will have, (i) made a general assignment for the benefit of creditors, (ii) filed a voluntary petition in bankruptcy, (iii) suffered (A) the filing by creditors of an involuntary petition in bankruptcy that is not dismissed within 30 days, (B) the appointment of a receiver to take possession of all or substantially all of its assets, or (C) the attachment or other judicial seizure of all or substantially all of its assets, (iv) admitted in writing its inability to pay its debts as they come due, or (v) made an offer of settlement, extension or composition to its creditors generally; and (d) no party that (other than through the passive ownership of interests traded on a recognized securities exchange) constitutes, owns, controls, or is owned or controlled by Tenant, any guarantor hereof or any subtenant of Tenant is, or at any time during the Term will be, (i) in violation of any Laws relating to terrorism or money laundering, or (ii) among the parties identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list.

25.4 Signs. Landlord shall include Tenant’s name in any tenant directory located in the lobby on the first floor of the Building. If any part of the Premises is located on a multi-tenant floor, Landlord shall provide identifying suite signage for Tenant comparable to that provided by Landlord on similar floors in the Building. Such identifying suite signage shall be provided at Landlord’s expense; provided, however, that any changes to such signage made after its initial installation shall be at Tenant’s expense. Tenant may not install (a) any signs outside the Premises, or (b) without Landlord’s prior consent in its sole and absolute discretion, any signs, window coverings, blinds or similar items that are visible from outside the Premises.

25.5 Supplemental HVAC. If any supplemental HVAC unit (a “Unit”) serves the Premises, then (a) Tenant shall pay the costs of all electricity consumed in the Unit’s operation, together with the cost of installing a meter to measure such consumption; (b) Tenant, at its expense, shall (i) operate and maintain the Unit in compliance with all applicable Laws and such reasonable rules and procedures as Landlord may impose; (ii) keep the Unit in as good working order and condition as existed upon installation (or, if later, when Tenant took possession of the Premises), subject to normal wear and tear and damage resulting from Casualty; (iii) maintain in effect, with a contractor reasonably approved by Landlord, a contract for the maintenance and repair of the Unit, which contract shall require the contractor, at least once every three (3) months, to inspect the Unit and provide to Tenant a report of any defective conditions, together with any recommendations for maintenance, repair or parts-replacement; (iv) follow all reasonable recommendations of such contractor; and (v) promptly provide to Landlord a copy of such contract and each report issued thereunder (provided, however, that Tenant shall not be required to perform any repair or replacement of any Unit existing on the date hereof if such repair or replacement (1) is capital in nature, as reasonably determined by Landlord in accordance with GAAP; (2) is not made necessary by any Tenant Improvement, Alteration or Act of Tenant; and (3) is not necessary in order to put such Unit into a configuration or condition that is safe and complies with Law); (c) the Unit shall become Landlord’s property upon installation and without compensation to Tenant; provided, however, that if the Unit does not exist on the date hereof, then upon Landlord’s request at the expiration or earlier termination hereof, Tenant, at its expense, shall remove the Unit and repair any resulting damage (and if Tenant fails to timely perform such work, Landlord may do so at Tenant’s expense); (d) the Unit shall be deemed (i) a Leasehold Improvement (except for purposes of Section 8), and (ii) for purposes of Section 11, part of the Premises; (e) if the Unit exists on the date of mutual execution and delivery hereof, Tenant accepts the Unit in its “as is” condition, without representation or warranty as to quality, condition, fitness for use or any other matter (subject to the last sentence of this Section 25.5); (f) if the Unit connects to the Building’s condenser water loop (if any), then Tenant shall pay to Landlord, as Additional Rent, Landlord’s standard one-time fee for such connection and Landlord’s standard monthly per-ton usage fee; and (g) if any portion of the Unit is located on the roof, then (i) Tenant’s access to the roof shall be subject to such reasonable rules and procedures as Landlord may impose; (ii) Tenant shall maintain the affected portion of the roof in a clean and orderly condition and shall not interfere with use of the roof by Landlord or any other tenants or licensees; and (iii) Landlord may relocate the Unit and/or temporarily interrupt its operation, without liability to Tenant, as reasonably necessary to maintain and repair the roof or otherwise operate the Building. Landlord represents and warrants to Tenant that on the date hereof, to Landlord’s actual knowledge (without inquiry), the existing Unit is operating as designed.

25.6 Attorneys’ Fees. In any action or proceeding between the parties, including any appellate or alternative dispute resolution proceeding, the prevailing party may recover from the other party all of its costs and expenses in connection therewith, including reasonable attorneys’ fees and costs. Tenant shall pay all reasonable attorneys’ fees and other fees and costs that Landlord incurs in interpreting or enforcing this Lease or otherwise protecting its rights hereunder (a) where Tenant has failed to pay Rent when due, or (b) in any bankruptcy case, assignment for the benefit of creditors, or other insolvency, liquidation or reorganization proceeding involving Tenant or this Lease.

25.7 Brokers. Tenant represents to Landlord that it has dealt only with Tenant’s Broker as its broker in connection with this Lease. Tenant shall indemnify, defend, and hold Landlord harmless from all claims of any brokers, other than Tenant’s Broker, claiming to have represented Tenant in connection with this Lease. Landlord shall indemnify, defend and hold Tenant harmless from all claims of any brokers, including Landlord’s Broker, claiming to have represented Landlord in connection with this Lease. Tenant acknowledges that any Affiliate of Landlord that is involved in the negotiation of this Lease is representing only Landlord, and that any assistance rendered by any agent or employee of such Affiliate in connection with this Lease or any subsequent amendment or other document related hereto has been or will be rendered as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

25.8 Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the Laws of the State of California. THE PARTIES WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE OR ANY EMERGENCY OR STATUTORY REMEDY.

25.9 Waiver of Statutory Provisions. Each party waives California Civil Code §§ 1932(2), 1933(4) and 1945. Tenant waives (a) any rights under (i) California Civil Code §§ 1932(1), 1941, 1942, 1950.7 or any similar Law, or (ii) California Code of Civil Procedure §§ 1263.260 or 1265.130; and (b) any right to terminate this Lease under California Civil Code § 1995.310.

25.10 Interpretation. As used herein, the capitalized term “Section” refers to a section hereof unless otherwise specifically provided herein. As used in this Lease, the terms “herein,” “hereof,” “hereto” and “hereunder” refer to this Lease and the term “include” and its derivatives are not limiting. Any reference herein to “any part” or “any portion” of the Premises, the Property or any other property shall be construed to refer to all or any part of such property. As used in this Lease in connection with insurance, the term “deductible” includes self-insured retention. Wherever this Lease requires Tenant to comply with any Law, rule, regulation, procedure or other requirement or prohibits Tenant from engaging in any particular conduct, this Lease shall be deemed also to require Tenant to cause each of its employees, licensees, invitees and subtenants, and any other party claiming by, through or under Tenant, to comply with such requirement or refrain from engaging in such conduct, as the case may be. Wherever this Lease requires Landlord to provide a customary service or to act in a reasonable manner (whether in incurring an expense, establishing a rule or regulation, providing an approval or consent, or performing any other act), this Lease shall be deemed also to provide that whether such service is customary or such conduct is reasonable shall be determined by reference to the practices of owners of buildings

(“Comparable Buildings”) that (i) are comparable to the Building in size, age, class, quality and location, and (ii) at Landlord’s option, have been, or are being prepared to be, certified under the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system or a similar rating system. Tenant waives the benefit of any rule that a written agreement shall be construed against the drafting party.

25.11 Entire Agreement. This Lease sets forth the entire agreement between the parties relating to the subject matter hereof and supersedes any previous agreements (none of which shall be used to interpret this Lease). Tenant acknowledges that in entering into this Lease it has not relied upon any representation, warranty or statement, whether oral or written, not expressly set forth herein. This Lease can be modified only by a written agreement signed by both parties.

25.12 Other. Landlord, at its option, may cure any Default, without waiving any right or remedy or releasing Tenant from any obligation, in which event Tenant shall pay Landlord, upon demand, the cost of such cure. If any provision hereof is void or unenforceable, no other provision shall be affected. Submission of this instrument for examination or signature by Tenant does not constitute an option or offer to lease, and this instrument is not binding until it has been executed and delivered by both parties. If Tenant is comprised of two or more parties, their obligations shall be joint and several. Time is of the essence with respect to the performance of every provision hereof in which time of performance is a factor. So long as Tenant performs its obligations hereunder, Tenant shall have peaceful and quiet possession of the Premises against any party claiming by, through or under Landlord, subject to the terms hereof. Landlord may transfer its interest herein, in which event Landlord shall be released from, Tenant shall look solely to the transferee for the performance of, and the transferee shall be deemed to have assumed, all of Landlord’s obligations arising hereunder after the date of such transfer (including the return of any Security Deposit) and Tenant shall attorn to the transferee. If Tenant (or any party claiming by, through or under Tenant) pays directly to the provider for any energy consumed at the Property, Tenant, promptly upon request, shall deliver to Landlord (or, at Landlord’s option, execute and deliver to Landlord an instrument enabling Landlord to obtain from such provider) any data about such consumption that Landlord, in its reasonable judgment, is required to disclose to a prospective buyer, tenant or Security Holder under California Public Resources Code § 25402.10 or any similar Law. Landlord reserves all rights not expressly granted to Tenant hereunder, including the right to make alterations to the Project. No rights to any view or to light or air over any property are granted to Tenant hereunder. The expiration or earlier termination hereof shall not relieve either party of any obligation that accrued before, or continues to accrue after, such expiration or termination. This Lease may be executed in counterparts.

[SIGNATURES ARE ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

LANDLORD:

CA-1740 TECHNOLOGY DRIVE LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EOP Owner GP L.L.C.,
a Delaware limited liability company,its general partner

By:	/s/ Todd R. Hedrick
Name: Todd R. Hedrick
Title: Senior Vice President-Leasing

TENANT:

NUTANIX, INC., a Delaware corporation

By:	/s/ Dheeraj Pandey
Name:	Dheeraj Pandey
Title:	President, CEO

EXHIBIT A

1740 TECHNOLOGY DRIVE

OUTLINE OF PREMISES

[GRAPHIC]

Exhibit A

1

EXHIBIT B

1740 TECHNOLOGY DRIVE

[Intentionally Omitted.]

Exhibit B

1

EXHIBIT C

1740 TECHNOLOGY DRIVE

CONFIRMATION LETTER

                        , 20

To:

Re: Office Lease (the “Lease”) dated                        , 20        , between                                     , a                                     (“Landlord”), and                                                      , a                                          (“Tenant”), concerning Suite          on the              floor of the building located at                                 ,                                               California.

Lease ID:

Business Unit Number:

Dear                                      :

In accordance with the Lease, Tenant accepts possession of the Premises and confirms the following:

1. The Commencement Date is                      and the Expiration Date is                         .

2. The exact number of rentable square feet within the Premises is                      square feet, subject to Section 2.1.1 of the Lease.

3. Tenant’s Share, based upon the exact number of rentable square feet within the Premises, is                     %, subject to Section 2.1.1 of the Lease.

Please acknowledge the foregoing by signing all three (3) counterparts of this letter in the space provided below and returning two (2) fully executed counterparts to my attention. Please note that, pursuant to Section 2.1.1 of the Lease, if Tenant fails to execute and return (or, by notice to Landlord, reasonably object to) this letter within five (5) days after receiving it, Tenant shall be deemed to have executed and returned it without exception.

“Landlord”:

,
a

By:
Name:
Title:

Agreed and Accepted as of , 200 .

“Tenant”:

,
a

By:
Name:
Title:

Exhibit C

1

EXHIBIT D

1740 TECHNOLOGY DRIVE

RULES AND REGULATIONS

Tenant shall comply with the following rules and regulations (as modified or supplemented from time to time, the “Rules and Regulations”). Landlord shall not be responsible to Tenant for the nonperformance of any of the Rules and Regulations by any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two (2) keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices and toilet rooms furnished to or otherwise procured by Tenant, and if any such keys are lost, Tenant shall pay Landlord the cost of replacing them or of changing the applicable locks if Landlord deems such changes necessary.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

3. Landlord may close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Building. Tenant shall cause its employees, agents, contractors, invitees and licensees who use Building doors during such hours to securely close and lock them after such use. Any person entering or leaving the Building during such hours, or when the Building doors are otherwise locked, may be required to sign the Building register, and access to the Building may be refused unless such person has proper identification or has a previously arranged access pass. Landlord will furnish passes to persons for whom Tenant requests them. Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons. Landlord and its agents shall not be liable for damages for any error with regard to the admission or exclusion of any person to or from the Building. In case of invasion, mob, riot, public excitement or other commotion, Landlord may prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4. No furniture, freight or equipment shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. Landlord may prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property. Any damage to the Building, its contents, occupants or invitees resulting from Tenant’s moving or maintaining any such safe or other heavy property shall be the sole responsibility and expense of Tenant (notwithstanding Sections 7 and 10.4 of this Lease).

5. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be designated by Landlord.

6. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

7. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without Landlord’s prior consent. Tenant shall not disturb, solicit, peddle or canvass any occupant of the Project.

8. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance shall be thrown therein. Notwithstanding Sections 7 and 10.4 of this Lease, Tenant shall bear the expense of any breakage, stoppage or damage resulting from any violation of this rule by Tenant or any of its employees, agents, contractors, invitees or licensees.

Exhibit D

1

9. Tenant shall not overload the floor of the Premises, or mark, drive nails or screws or drill into the partitions, woodwork or drywall of the Premises, or otherwise deface the Premises, without Landlord’s prior consent. Tenant shall not purchase bottled water, ice, towel, linen, maintenance or other like services from any person not approved by Landlord.

10. Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated in the Premises without Landlord’s prior consent.

11. Tenant shall not, without Landlord’s prior consent, use, store, install, disturb, spill, remove, release or dispose of, within or about the Premises or any other portion of the Project, any asbestos-containing materials, any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Law, or any inflammable, explosive or dangerous fluid or substance; provided, however, that Tenant may use, store and dispose of such substances in such amounts as are typically found in similar premises used for general office purposes provided that such use, storage and disposal does not damage any part of the Premises, Building or Project and is performed in a safe manner and in accordance with all Laws. Tenant shall comply with all Laws pertaining to and governing the use of such materials by Tenant and shall remain solely liable for the costs of abatement and removal. No burning candle or other open flame shall be ignited or kept by Tenant in or about the Premises, Building or Project.

12. Tenant shall not, without Landlord’s prior consent, use any method of heating or air conditioning other than that supplied by Landlord.

13. Tenant shall not use or keep any foul or noxious gas or substance in or on the Premises, or occupy or use the Premises in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors or vibrations, or interfere with other occupants or those having business therein, whether by the use of any musical instrument, radio, CD player or otherwise. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

14. Tenant shall not bring into or keep within the Project, the Building or the Premises any animals (other than service animals), birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.

15. No cooking shall be done in the Premises, nor shall the Premises be used for lodging, for living quarters or sleeping apartments, or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and invitees, provided that such use complies with all Laws.

16. The Premises shall not be used for manufacturing or for the storage of merchandise except to the extent such storage may be incidental to the Permitted Use. Tenant shall not occupy the Premises as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics or tobacco, or as a medical office, a barber or manicure shop, or an employment bureau, without Landlord’s prior consent. Tenant shall not engage or pay any employees in the Premises except those actually working for Tenant in the Premises, nor advertise for laborers giving an address at the Premises.

17. Landlord may exclude from the Project any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs, or who violates any of these Rules and Regulations.

18. Tenant shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

19. Tenant shall not waste electricity, water or air conditioning, shall cooperate with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall not attempt to adjust any controls. Tenant shall install and use in the Premises only ENERGY STAR rated equipment, where available. Tenant shall use recycled paper in the Premises to the extent consistent with its business requirements.

20. Tenant shall store all its trash and garbage inside the Premises. No material shall be placed in the trash or garbage receptacles if, under Law, it may not be disposed of in the ordinary and customary manner of disposing of trash and garbage in the vicinity of the Building. All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes at such times as Landlord shall designate. Tenant shall comply with Landlord’s recycling program, if any.

Exhibit D

2

21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

22. Any persons employed by Tenant to do janitorial work shall be subject to Landlord’s prior consent and, while in the Building and outside of the Premises, shall be subject to the control and direction of the Building manager (but not as an agent or employee of such manager or Landlord), and Tenant shall be responsible for all acts of such persons.

23. No awning or other projection shall be attached to the outside walls of the Building without Landlord’s prior consent. Other than Landlord’s Building-standard window coverings, no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without Landlord’s prior consent. Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings.

24. Tenant shall not obstruct any sashes, sash doors, skylights, windows or doors that reflect or admit light or air into the halls, passageways or other public places in the Building, nor shall Tenant place any bottles, parcels or other articles on the windowsills.

25. Tenant must comply with requests by Landlord concerning the informing of their employees of items of importance to the Landlord.

26. Tenant must comply with the State of California “No-Smoking” law set forth in California Labor Code Section 6404.5 and with any local “No-Smoking” ordinance that is not superseded by such law.

27. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by Law.

28. All office equipment of an electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise or annoyance.

29. Tenant shall not use any hand trucks except those equipped with rubber tires and rubber side guards.

30. No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without Landlord’s prior consent.

31. Without Landlord’s prior consent, Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises.

Landlord may from time to time modify or supplement these Rules and Regulations in a manner that, in Landlord’s reasonable judgment, is appropriate for the management, safety, care and cleanliness of the Premises, the Building, the Common Areas and the Project, for the preservation of good order therein, and for the convenience of other occupants and tenants thereof. Landlord may waive any of these Rules and Regulations for the benefit of any tenant, but no such waiver shall be construed as a waiver of such Rule and Regulation in favor of any other tenant nor prevent Landlord from thereafter enforcing such Rule and Regulation against any tenant.

Exhibit D

3

EXHIBIT E

1740 TECHNOLOGY DRIVE

JUDICIAL REFERENCE

IF THE JURY-WAIVER PROVISIONS OF SECTION 25.8 OF THIS LEASE ARE NOT ENFORCEABLE UNDER CALIFORNIA LAW, THE PROVISIONS SET FORTH BELOW SHALL APPLY.

It is the desire and intention of the parties to agree upon a mechanism and procedure under which controversies and disputes arising out of this Lease or related to the Premises will be resolved in a prompt and expeditious manner. Accordingly, except with respect to actions for unlawful or forcible detainer or with respect to the prejudgment remedy of attachment, any action, proceeding or counterclaim brought by either party hereto against the other (and/or against its officers, directors, employees, agents or subsidiaries or affiliated entities) on any matters arising out of or in any way connected with this Lease, Tenant’s use or occupancy of the Premises and/or any claim of injury or damage, whether sounding in contract, tort, or otherwise, shall be heard and resolved by a referee under the provisions of the California Code of Civil Procedure, Sections 638 — 645.1, inclusive (as same may be amended, or any successor statute(s) thereto) (the “Referee Sections”). Any fee to initiate the judicial reference proceedings and all fees charged and costs incurred by the referee shall be paid by the party initiating such procedure (except that if a reporter is requested by either party, then a reporter shall be present at all proceedings where requested and the fees of such reporter – except for copies ordered by the other parties – shall be borne by the party requesting the reporter); provided however, that allocation of the costs and fees, including any initiation fee, of such proceeding shall be ultimately determined in accordance with Section 25.6 of this Lease. The venue of the proceedings shall be in the county in which the Premises is located. Within 10 days of receipt by any party of a request to resolve any dispute or controversy pursuant to this Exhibit E, the parties shall agree upon a single referee who shall try all issues, whether of fact or law, and report a finding and judgment on such issues as required by the Referee Sections. If the parties are unable to agree upon a referee within such 10-day period, then any party may thereafter file a lawsuit in the county in which the Premises is located for the purpose of appointment of a referee under the Referee Sections. If the referee is appointed by the court, the referee shall be a neutral and impartial retired judge with substantial experience in the relevant matters to be determined, from Jams/Endispute, Inc., ADR Services, Inc. or a similar mediation/arbitration entity approved by each party in its sole and absolute discretion. The proposed referee may be challenged by any party for any of the grounds listed in the Referee Sections. The referee shall have the power to decide all issues of fact and law and report his or her decision on such issues, and to issue all recognized remedies available at law or in equity for any cause of action that is before the referee, including an award of attorneys’ fees and costs in accordance with this Lease. The referee shall not, however, have the power to award punitive damages, nor any other damages that are not permitted by the express provisions of this Lease, and the parties waive any right to recover any such damages. The parties may conduct all discovery as provided in the California Code of Civil Procedure, and the referee shall oversee discovery and may enforce all discovery orders in the same manner as any trial court judge, with rights to regulate discovery and to issue and enforce subpoenas, protective orders and other limitations on discovery available under California Law. The reference proceeding shall be conducted in accordance with California Law (including the rules of evidence), and in all regards, the referee shall follow California Law applicable at the time of the reference proceeding. The parties shall promptly and diligently cooperate with one another and the referee, and shall perform such acts as may be necessary to obtain a prompt and expeditious resolution of the dispute or controversy in accordance with the terms of this Exhibit E. In this regard, the parties agree that the parties and the referee shall use best efforts to ensure that (a) discovery be conducted for a period no longer than 6 months from the date the referee is appointed, excluding motions regarding discovery, and (b) a trial date be set within 9 months of the date the referee is appointed. In accordance with Section 644 of the California Code of Civil Procedure, the decision of the referee upon the whole issue must stand as the decision of the court, and upon the filing of the statement of decision with the clerk of the court, or with the judge if there is no clerk, judgment may be entered thereon in the same manner as if the action had been tried by the court. Any decision of the referee and/or judgment or other order entered thereon shall be appealable to the same extent and in the same manner that such decision, judgment, or order would be appealable if rendered by a judge of the superior court in which venue is proper hereunder. The referee shall in his/her statement of decision set forth his/her findings of fact and conclusions of law. The parties intend this general reference agreement to be specifically enforceable in accordance with the Code of Civil Procedure. Nothing in this Exhibit E shall prejudice the right of any party to obtain provisional relief or other equitable remedies from a court of competent jurisdiction as shall otherwise be available under the Code of Civil Procedure and/or applicable court rules.

Exhibit E

1

EXHIBIT F

1740 TECHNOLOGY DRIVE

ADDITIONAL PROVISIONS

1.	California Civil Code Section 1938. Pursuant to California Civil Code § 1938, Landlord hereby states that the Premises have not undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code § 55.52).

2.	[Intentionally Omitted.]

3.	Provisions Required Under Existing Security Agreement. Notwithstanding any contrary provision of this Lease:

A.	Permitted Use. No portion of the Premises shall be used for any of the following uses: any pornographic or obscene purposes, any commercial sex establishment, any pornographic, obscene, nude or semi-nude performances, modeling, materials, activities, or sexual conduct or any other use that, as of the time of the execution hereof, has or could reasonably be expected to have a material adverse effect on the Property or its use, operation or value.

B.	Subordination and Attornment. This Lease shall be subject and subordinate to any Security Agreement (other than a ground lease) existing as of the date of mutual execution and delivery of this Lease (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, an “Existing Security Agreement”) or any loan document secured by any Existing Security Agreement (an “Existing Loan Document”). In the event of the enforcement by any Security Holder of any remedy under any Existing Security Agreement or Existing Loan Document, Tenant shall, at the option of the Security Holder or of any other person or entity succeeding to the interest of the Security Holder as a result of such enforcement, attorn to the Security Holder or to such person or entity and shall recognize the Security Holder or such successor in the interest as lessor under this Lease without change in the provisions thereof; provided, however, the Security Holder or such successor in interest shall not be liable for or bound by (i) any payment of an installment of rent or additional rent which may have been made more than thirty (30) days before the due date of such installment, (ii) any act or omission of or default by Landlord under this Lease (but the Security Holder, or such successor, shall be subject to the continuing obligations of Landlord to the extent arising from and after such succession to the extent of the Security Holder’s, or such successor’s, interest in the Property), (iii) any credits, claims, setoffs or defenses which Tenant may have against Landlord, or (iv) any obligation under this Lease to maintain a fitness facility at the Property. Tenant, upon the reasonable request by the Security Holder or such successor in interest, shall execute and deliver an instrument or instruments confirming such attornment. Notwithstanding the foregoing, in the event the Security Holder under any Existing Security Agreement or Existing Loan Document shall have entered into a separate subordination, attornment and non-disturbance agreement directly with Tenant governing Tenant’s obligation to attorn to the Security Holder or such successor in interest as lessor, the terms and provisions of such agreement shall supersede the provisions of this Subsection.

C.	Proceeds.

1.	As used herein, “Proceeds” means any compensation, awards, proceeds, damages, claims, insurance recoveries, causes or rights of action (whenever accrued) or payments which Landlord may receive or to which Landlord may become entitled with respect to the Property or any part thereof (other than payments received in connection with any liability or loss of rental value or business interruption insurance) in connection with any taking by condemnation or eminent domain (“Taking”) of, or any casualty or other damage or injury to, the Property or any part thereof.

2.	Nothing in this Lease shall be deemed to entitle Tenant to receive and retain Proceeds except those that may be specifically awarded to it in condemnation proceedings because of the Taking of its trade fixtures and its leasehold improvements which have not become part of the Property and such business loss as Tenant may specifically and separately establish. Nothing in the preceding sentence shall be deemed to expand any right Tenant may have under this Lease to receive or retain any Proceeds.

Exhibit F

1

3.	Nothing in this Lease shall be deemed to prevent Proceeds from being held and disbursed by any Security Holder under any Existing Loan Documents in accordance with the terms of such Existing Loan Documents. However, if, in the event of any casualty or partial Taking, any obligation of Landlord under this Lease to restore the Premises or the Building is materially diminished by the operation of the preceding sentence, then Landlord, as soon as reasonably practicable after the occurrence of such casualty or partial Taking, shall provide written notice to Tenant describing such diminution with reasonably specificity, whereupon, unless Landlord has agreed in writing, in its sole and absolute discretion, to waive such diminution, Tenant, by written notice to Landlord delivered within 10 days after receipt of Landlord’s notice, shall have the right to terminate this Lease effective 10 days after the date of such termination notice.

4.	Monument Signage.

4.1. Tenant’s Right to Monument Signage. Subject to the terms of this Section 4, from and after the Commencement Date, Tenant shall have the right to have signage (“Tenant’s Monument Signage”) bearing Tenant’s Name (defined below) installed on the top left panel of the monument sign located on Technology Drive (the “Monument Sign”). As used herein, “Tenant Name” means, at any time, at Tenant’s discretion, (i) the name of Tenant set forth in the first paragraph of this Lease (“Tenant’s Existing Name”), or (ii) if Tenant’s name is not then Tenant’s Existing Name, then Tenant’s name, provided that such name is compatible with a first-class office building, as determined by Landlord in its reasonable discretion, and/or (iii) Tenant’s logo, provided that such logo is then being used by Tenant on a substantially nationwide basis and is compatible with a first-class office building, as determined by Landlord in its reasonable discretion. Notwithstanding any contrary provision hereof, (i) Tenant’s rights under this Section 4 shall be personal to the party named as Tenant in the first paragraph of this Lease (“Original Tenant”) and to any successor to Original Tenant’s interest in this Lease that acquires its interest in this Lease solely by means of one or more Permitted Transfers originating with Original Tenant, and may not be transferred to any other party; and (ii) if at any time the Minimum Occupancy Requirement (defined below) is not satisfied, then, at Landlord’s option (which shall not be deemed waived by the passage of time), Tenant shall no longer have any further rights under this Section 4, even if the Minimum Occupancy Requirement later becomes satisfied. For purposes hereof, the “Minimum Occupancy Requirement” shall be deemed satisfied if and only if not more than 25% the Premises has been subleased (other than to an Affiliate of Tenant) for more than 75% of the balance of the term of this Lease.

4.2. Landlord’s Approval. Any proposed Tenant’s Monument Signage shall comply with all applicable Laws and shall be subject to Landlord’s prior written consent. Without limitation, Landlord may withhold consent to any Tenant’s Monument Signage that, in Landlord’s sole judgment, is not harmonious with the design standards of the Building and Monument Sign, and Landlord may require that Tenant’s Monument Signage be of the same size and style as the other signage on the Monument Sign. To obtain Landlord’s consent, Tenant shall submit design drawings to Landlord showing the type and sizes of all lettering; the colors, finishes and types of materials used in Tenant’s Monument Signage; and (if applicable and Landlord consents thereto) any arrangements for illumination.

4.3. Fabrication; Installation; Maintenance; Removal; Costs. Landlord shall (a) fabricate (substantially in accordance with Tenant’s design approved by Landlord), install and, at the expiration or earlier termination of Tenant’s rights under this Section 4, remove Tenant’s Monument Signage; and (b) maintain, repair, and (if applicable) illuminate the Monument Sign. Tenant shall reimburse Landlord, promptly upon demand, for (x) all costs incurred by Landlord in fabricating, installing or removing Tenant’s Monument Signage, and (y) Tenant’s pro rata share (as determined taking into account any other parties using the Monument Sign) of all costs incurred by Landlord in maintaining, repairing and (if applicable) illuminating the Monument Sign.

5.	Use of Landlord’s Furniture. During the Term Tenant may use, within the Premises only and subject to such reasonable terms and conditions as Landlord may impose, the furniture owned by Landlord that is currently located in the Premises and described on Exhibit F-1 (“Landlord’s Furniture”). Tenant accepts Landlord’s Furniture in its existing condition, with no representations or warranties as to quality, condition, merchantability or fitness for use, any such warranties being specifically excluded. Tenant, at its expense, shall maintain Landlord’s Furniture (and, upon the expiration or earlier termination of this Lease, surrender Landlord’s Furniture to Landlord) in as good condition as exists on the date of delivery of possession thereof to Tenant, ordinary wear and tear excepted. Without limiting the foregoing, Tenant shall be responsible for repairing and/or replacing Landlord’s Furniture to the extent it is damaged by any Casualty during the Term, and shall cause Landlord’s Furniture to be covered by Tenant’s property insurance required under Section 10.2.2 of this Lease.

Exhibit F

2

EXHIBIT F-1

1740 TECHNOLOGY DRIVE

LANDLORD’S FURNITURE

LOCATION #	QTY	ITEM	CORNER	STRAIGHT	BBF	FF	2DLF	1740-150
131	1	48’ ROUND MAPLE TABLE						1
132	1	42” ROUND MAPLE TABLE						1
137	1	42” ROUND MAPLE TABLE						1
138	1	48” ROUND MAPLE TABLE						1
130A	1	8)(2 CUBE EQUIPED WITH	1	2	1	1	1	1
130B	1	8)(8 CUBE EQUIPED WITH	1	2	1	1	1	1
130C	1	8X8 CUBE EQUIPED WITH	1	2	1	1	1	1
130D	1	8X8 CUBE EQUIPED WITH	1	2	1	1	1	1
130E	1	8X8 CUBE EQUIPED WITH	1	2	1	1	1	1
130F	1	8X8 CUBE EQUIPED WITH	1	2	1	1	1	1
130G	1	8X8 CUBE EQUIPED WITH	1	2	1	1	1	1
130H	1	8X8 CUBE EQUIPED WITH	1	2	1	1	1	1
1301	1	8X8 CUBE EQUIPED WITH	1	2	1	1	1	1
130K	1	8X8 CUBE EQUIPED WITH	1	1	1	1	1	1
130L	1	8X8 CUBE EQUIPED WITH	1	2	1	1	1	1
130M	1	8X8 CUBE EQUIPED WITH	1	2	1	1	1	1
130T	1	8X8 CUBE EQUIPED WITH	1	2	1	1	1	1
1305	1	8/(8 CUBE EQUIPED WITH	1	2	1	1	1	1
130R	1	8X8 CUBE EQUIPED WITH	1	2	1	1	1	1
1300	1	8X8 CUBE EQUIPED WITH	1	2	1	1	1	1
130P	1	8X8 CUBE EQUIPED WITH	1	2	1	1	1	1
130N	1	8X8 CUBE EQUIPED WITH	1	2	1	1	1	1
1301.1	1	8X8 CUBE EQUIPED WITH	1	2	1	1	1	1
130V	1	8X8 CUBE EQUIPED WITH	1	2	1	1	1	1
130W	1	8X8 CUBE EQUIPED WITH	1	2	1	1	1	1
130X	1	8X8 CUBE EQUIPED WITH	1	2	1	1	1	1
130Y	1	8X8 CUBE EQUIPED WITH	1	2	1	1	1	1
130Z	1	8X8 CUBE EQUIPED WITH	1	2	1	1	1	1
130FF	1	8X8 CUBE EQUIPED WITH	1	2	1	1	1	1
130EE	1	8X8 CUBE EQUIPED WITH	1	2	1	1	1	1
13000	1	8X8 CUBE EQUIPED WITH	1	2	1	1	1	1
130CC	1	8X8 CUBE EQUIPED WITH		2	1	1	1	1
13088	1	8/(8 CUBE EQUIPED WITH	1	2	1	1	1	1
130AA	1	8X8 CUBE EQUIPED WITH	1	2	1	1	1	1
130GG	1	8X8 CUBE EQUIPED WITH	1	2	1	1	1	1
130HH	1	8X8 CUBE EQUIPED WITH	1	2	1	1	1	1
13011	1	8X8 CUBE EQUIPED WITH	1	2	1	1	1	1
130KK	1	8X8 CUBE EQUIPED WITH	1	2	1	1	1	1
13OLL	1	8X8 CUBE EQUIPED WITH	1	2	1	1	1	1
130MM	1	8/(8 CUBE EQUIPED WITH	1	2	1	1	1	1
127	1	MAPLE ROUND TABLE 36”						1
116	1	18’X66”W CONFERENCE TABLE						1
114	1	10’x4’ CONFERENCE TABLE -MAPLE						1
114	10	CONFERENCE CHAIRS						10
114	1	6’ HONEY MAPLE CREDENZA						1
1078	1	8X8 CUBE EQUIPED WITH	1	2	1	1	1	1
107C	1	8X8 CUBE EQUIPED WITH	1	2	1	1	1	1
107D	1	8X8 CUBE EQUIPED WITH	1	2	1	1	1	1
107E	1	8X8 CUBE EQUIPED WITH	1	2	1	1	1	1
107F	1	8X8 CUBE EQUIPED WITH	1	2	1	1	1	1
107G	1	8X8 CUBE EQUIPED WITH	1	2	1	1	1	1
107H	1	8X8 CUBE EQUIPED WITH	1	2	1	1	1	1
1071	1	8X8 CUBE EQUIPED WITH	1	2	1	1	1	1
107K	1	8X8 CUBE EQUIPED WITH	1	2	1	1	1	1
107L	1	8X8 CUBE EQUIPED WITH	1	2	1	1	1	1
107M	1	8X8 CUBE EQUIPED WITH	1	2	1	1	1	1
107N	1	8X8 CUBE EQUIPED WITH	1	2	1	1	1	1
107P	1	8X8 CUBE EQUIPED WITH	1	2	1	1	1	1
1070	1	8X8 CUBE EQUIPED WITH	1	2	1	1	1	1
107R	1	8X8 CUBE EQUIPED WITH	1	2	1	1	1	1
107S	1	8/(8 CUBE EQUIPED WITH	1	2	1	1	1	1
107A	4	FABRIC CHAIRS						4
145	1	CABINET WITH CABLING TERMINATIONS						1

Exhibit F-1

1

EXHIBIT G

1740 TECHNOLOGY DRIVE

DESCRIPTION OF PROPOSED INITIAL ALTERATIONS

[GRAPHIC]

Exhibit G

1

FIRST AMENDMENT

THIS FIRST AMENDMENT (this “Amendment”) is made and entered into as of October 9, 2013, by and between CA-1740 TECHNOLOGY DRIVE LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and NUTANIX, INC., a Delaware corporation (“Tenant”).

RECITALS

A.	Landlord and Tenant are parties to that certain Office Lease dated August 5, 2013 (the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 18,921 rentable square feet (the “Premises”) described as Suite No. 150 on the first floor of the building commonly known as 1740 Technology Drive located at 1740 Technology Drive in San Jose, California (the “Building”).

B.	Tenant and Landlord mutually desire that the Lease be amended on and subject to the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Amendment. Effective as of the date hereof (unless different effective date(s) is/are specifically referenced in this Section), Landlord and Tenant agree that the Lease shall be amended in accordance with the following terms and conditions:

1.1	Landlord’s Furniture. Effective as of the Removal Date (defined below), Exhibit F-1 to the Lease is hereby deleted and replaced with the “Exhibit F-1” attached hereto as Exhibit A and thereafter “Landlord’s Furniture” shall mean the furniture shown on Exhibit A hereto. Landlord shall remove the portion of Landlord’s Furniture shown on the original Exhibit F-1 to the Lease that is not included on Exhibit A hereto (the “Excess Furniture”) from the Premises at Landlord’s expense following the full execution and delivery of this Amendment. Notwithstanding anything in Section 18 of the Lease to the contrary, Landlord shall be entitled to enter the Premises to remove the Excess Furniture during normal business hours without prior notice, provided that Landlord and Tenant shall cooperate with each other in order to enable Landlord to remove the Excess Furniture in a timely manner and with as little inconvenience to the operation of Tenant’s business as is reasonably possible. Notwithstanding any contrary provision of the Lease or this Amendment, any delay in the removal of the Excess Furniture or inconvenience suffered by Tenant during such removal shall not subject Landlord to any liability for any loss or damage resulting therefrom or entitle Tenant to any credit, abatement or adjustment of rent or other sums payable under the Lease. For purposes hereof, the “Removal Date” shall mean the date that Landlord has completed the removal of the Excess Furniture from the Premises in accordance with this Section 1.1.

1.2	Landlord’s Notice Address. The Address of Landlord set forth in Section 1.11 of the Lease is hereby deleted and replaced with the following:

CA-1740 Technology Drive Limited Partnership

c/o Equity Office

2001 Gateway Place, Suite 350W

San Jose, CA 95110

Attention: 1740 Technology Drive Property Manager

with copies to:

Equity Office

2655 Campus Drive, Suite 100

San Mateo, CA 94403

Attn: Managing Counsel

and

Equity Office

Two North Riverside Plaza

Suite 2100

Chicago, IL 60606

Attn: Lease Administration

2.	Miscellaneous.

2.1	This Amendment and the attached exhibit, which is hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Tenant shall not be entitled, in connection with entering into this Amendment, to any free rent, allowance, alteration, improvement or similar economic incentive to which Tenant may have been entitled in connection with entering into the Lease, except as may be otherwise expressly provided in this Amendment.

2.2	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

2.3	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

2.4	Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered it to Tenant.

2

2.5	Capitalized terms used but not defined in this Amendment shall have the meanings given in the Lease.

2.6	Tenant shall indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord shall indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment. Tenant acknowledges that any assistance rendered by any agent or employee of any affiliate of Landlord in connection with this Amendment has been made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

[SIGNATURES ARE ON FOLLOWING PAGE]

3

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

CA-1740 TECHNOLOGY DRIVE LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EOP Owner GP L.L.C., a Delaware limited liability company, its general partner

	By:	/s/ Todd R. Hedrick
Name: Todd R. Hedrick
Title: Senior Vice President Leasing

TENANT:

NUTANIX, INC., a Delaware corporation

By:	/s/ David B. Freeman
Name:	David Freeman
Title:	VP Finance

4

EXHIBIT A

REPLACEMENT EXHIBIT F-1

EXHIBIT F-1

LANDLORD’S FURNITURE

LOCATION#	ITEM	1740-150
102	48” ROUND HONEY MAPLE TABLE	1
107A	48” ROUND HONEY MAPLE TABLE	1
107A	FABRIC CHAIRS	4
113	MAPLE ROUND TABLE 36”	1
114	10’x4’ CONFERENCE TABLE-MAPLE	1
114	6’ HONEY MAPLE CREDENZA	1
114	CONFERENCE CHAIRS	10
116	18’x66”W CONFERENCE TABLE	1
123	MAPLE ROUND TABLE 36”	1
127	MAPLE ROUND TABLE 36”	1
104 & 107T	5H BEIGE 42” LATERAL FILES	9
131	48” ROUND MAPLE TABLE	1
132	42” ROUND MAPLE TABLE	1
138	48” ROUND MAPLE TABLE	1
141	8X54 CONFERENCE TABLE with Egan Board	1
145	CABINET WITH CABLING TERMINATION	1
142	BLACK CRITERION CHAIRS	22
142	MISCELLANEOUS BLACK CHAIRS	4
AV EQUIP:
Lobby	TV/REMOTE CONTROL	1
	REVOLABS HD EXEC WIRELESS OMNI TABLE MICROPHONES	2
	REVOLABS HD EXEC 4 WIRELESS MIC SYSTEM	1
	CLEARONE CONVERGE 8401 DSP MIC MIXER/AMP	1
	CLEARONE TABLE-TOP VOIP PHONE CONTROLLER	1
	Pairs—MARTIN AUDIO SERIES 6 HI-FIDEL CEILING SPEAKERS	3
	EXTRON XPA 2001 SERIES 200W 70V AMPLIFIER	1
	HITAICHI HD DATA PROJECTOR	2
	CHIEF RPA SERIES PROJECTOR MOUNTS	2
	PROJECTION SCREENS	2

SECOND AMENDMENT

THIS SECOND AMENDMENT (this “Amendment”) is made and entered into as of April 17, 2014, by and between CA-1740 TECHNOLOGY DRIVE LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and NUTANIX, INC., a Delaware corporation (“Tenant”).

RECITALS

A.	Landlord and Tenant are parties to that certain lease dated August 5, 2013, as previously amended by the First Amendment dated October 9, 2013 (as amended, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 18,921 rentable square feet (the “Existing Premises”) described as Suite 150 on the 1st floor of the building commonly known as 1740 Technology Drive located at 1740 Technology Drive, San Jose, California (the “Building”).

B.	The parties wish to expand the Premises (defined in the Lease) to include additional space, containing approximately 6,082 rentable square feet described as Suites 280 and 310 on the 2nd and 3rd floors of the Building and shown on Exhibit A attached hereto (the “Expansion Space”), on the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Expansion.

1.1.	Effect of Expansion. Effective as of the Expansion Effective Date (defined in Section 1.2 below), the Premises shall be increased from 18,921 rentable square feet on the 1st floor to 25,003 rentable square feet on the 1st, 2nd and 3rd floors by the addition of the Expansion Space, and, from and after the Expansion Effective Date, the Existing Premises and the Expansion Space shall collectively be deemed the Premises. The term of the Lease for the Expansion Space (the “Expansion Term”) shall commence on the Expansion Effective Date and, unless sooner terminated in accordance with the Lease, end on the last day of the term of the Lease for the Existing Premises (which the parties acknowledge is November 30, 2015). From and after the Expansion Effective Date, the Expansion Space shall be subject to all the terms and conditions of the Lease except as provided herein. Except as may be expressly provided herein, (a) Tenant shall not be entitled to receive, with respect to the Expansion Space, any allowance, free rent or other financial concession granted with respect to the Existing Premises, and (b) no representation or warranty made by Landlord with respect to the Existing Premises shall apply to the Expansion Space.

1.2.	Expansion Effective Date. As used herein, “Expansion Effective Date” means the third (3rd) business day following the date of mutual execution and delivery of this Amendment. Landlord shall tender possession of the Expansion Space to Tenant in vacant, broom-clean condition on the Expansion Effective Date.

1.3.	Confirmation Letter. At any time after the Expansion Effective Date, Landlord may deliver to Tenant a notice substantially in the form of Exhibit C attached hereto, as a confirmation of the information set forth therein. Tenant shall execute and return (or, by written notice to Landlord, reasonably object to) such notice within five (5) business days after receiving it.

1

2.	Base Rent. With respect to the Expansion Space during the Expansion Term, the schedule of Base Rent shall be as follows:

Period During Expansion Term	Annual Rate Per Square Foot (rounded to the nearest 100th of a dollar)	Monthly Base Rent
Expansion Effective Date through last day of 12th full calendar month of Expansion Term	$33.00	$16,725.50
13th full calendar month of Expansion Term through last day of Expansion Term	$33.99	$17,227.27

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease.

3.	Additional Security Deposit. Upon Tenant’s execution hereof, Tenant shall pay Landlord the sum of $17,227.27, which shall be added to and become part of the Security Deposit, if any, held by Landlord pursuant to Section 21 of the Lease. Accordingly, simultaneously with the execution hereof, the Security Deposit is hereby increased from $75,000.00 to $92,227.27.

4.	Tenant’s Share. With respect to the Expansion Space during the Expansion Term, Tenant’s Share shall be 2.9399%.

5.	Expenses and Taxes. With respect to the Expansion Space during the Expansion Term, Tenant shall pay for Tenant’s Share of Expenses and Taxes in accordance with the terms of the Lease; provided, however, that, with respect to the Expansion Space during the Expansion Term, the Base Year for Expenses and Taxes shall be 2014.

6.	Improvements to Expansion Space.

6.1.	Configuration and Condition of Expansion Space. Tenant acknowledges that it has inspected the Expansion Space and agrees to accept it in its existing configuration and condition, without any representation by Landlord regarding its configuration or condition and without any obligation on the part of Landlord to perform or pay for any alteration or improvement, except as may be otherwise expressly provided in this Amendment.

6.2.	Responsibility for Improvements to Expansion Space. Any improvements to the Expansion Space performed by Tenant shall be paid for by Tenant and performed in accordance with the terms of the Lease.

7.	Other Pertinent Provisions. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

7.1.	Parking. Effective as of the Expansion Effective Date, in the first sentence of Section 1.9 of the Lease, the number “56” is hereby deleted and replaced with the number “74”.

8.	Miscellaneous.

8.1.	This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Tenant shall not be entitled, in connection with entering into this Amendment, to any free rent, allowance, alteration, improvement or similar economic incentive to which Tenant may have been entitled in connection with entering into the Lease, except as may be otherwise expressly provided in this Amendment.

8.2.	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

8.3.	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

8.4.	Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered it to Tenant.

2

8.5.	Capitalized terms used but not defined in this Amendment shall have the meanings given in the Lease.

8.6.	Tenant shall indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers (other than Cresa Partners Bay Area, Inc., a California corporation) claiming to have represented Tenant in connection with this Amendment. Landlord shall indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment. Tenant acknowledges that any assistance rendered by any agent or employee of any affiliate of Landlord in connection with this Amendment has been made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

[SIGNATURES ARE ON FOLLOWING PAGE]

3

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

CA-1740 TECHNOLOGY DRIVE LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EOP Owner GP L.L.C. a Delaware limited liability company, its general partner

	By:	/s/ Kenneth Young
		Name:	Kenneth Young
		Title:	Vice President - Leasing

TENANT:

NUTANIX, INC., a Delaware corporation

By:	/s/ David B. Freeman
Name:	David Freeman
Title:	VP Finance

4

EXHIBIT A

OUTLINE AND LOCATION OF EXPANSION SPACE

Suite 280

[GRAPHIC]

1

EXHIBIT B

[Intentionally Omitted.]

1

EXHIBIT C

NOTICE OF LEASE TERM DATES

                        , 20

To:

Re:                     Amendment (the “Amendment”), dated                    , 20        , to a lease agreement dated                             , 20        , between                                             , a                          (“Landlord”), and                                             , a                     (“Tenant”), concerning Suite             on the              floor of the building located at                                              ,                                                  California (the “Expansion Space”).

Lease ID:

Business Unit Number:

Dear                                         :

In accordance with the Amendment, Tenant accepts possession of the Expansion Space and confirms that the Expansion Effective Date is                        , 20        .

Please acknowledge the foregoing by signing all three (3) counterparts of this letter in the space provided below and returning two (2) fully executed counterparts to my attention. Please note that, under Section 1.3 of the Amendment, Tenant is required to execute and return (or reasonably object in writing to) this letter within five (5) business days after receiving it.

“Landlord”:

,
a

By:
Name:
Title:

Agreed and Accepted as of , 20 .

“Tenant”:

,
a

By:
Name:
Title:

THIRD AMENDMENT

THIS THIRD AMENDMENT (this “Amendment”) is made and entered into as of Oct. 13, 2014, by and between CA-1740 TECHNOLOGY DRIVE LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and NUTANIX, INC., a Delaware corporation (“Tenant”).

RECITALS

A.	Landlord and Tenant are parties to that certain lease dated August 5, 2013, as previously amended by the First Amendment dated October 9, 2013 and the Second Amendment dated April 17, 2014 (the “Second Amendment”) (as amended, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 25,003 rentable square feet (the “Existing Premises”) described as Suites 150, 280 and 310 on the 1st, 2nd, and 3rd floors of the building commonly known as 1740 Technology Drive located at 1740 Technology Drive, San Jose, California (the “Building”).

B.	The parties wish to expand the Premises (defined in the Lease) to include (i) additional space containing approximately 3,104 rentable square feet described as Suite 270 on the 2nd floor of the Building and shown on Exhibit A-1 attached hereto (the “Suite 270 Expansion Space”), (ii) additional space containing approximately 2,365 rentable square feet described as Suite 290 on the 2nd floor of the Building and shown on Exhibit A-2 attached hereto (the “Suite 290 Expansion Space”), and (iii) additional space containing approximately 15,876 rentable square feet described as Suite 320 on the 3rd floor of the Building and shown on Exhibit A-3 attached hereto (the “Suite 320 Expansion Space,” and, for purposes of this Amendment and together with the Suite 270 Expansion Space and the Suite 290 Expansion Space, each, an “Expansion Space,” and collectively, the “Expansion Spaces”), all on the following terms and conditions.

C.	The Lease will expire by its terms on November 30, 2015 (the “Existing Expiration Date”). The parties wish to extend the term of the Lease, but only with respect to the Expansion Spaces, on the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Expansion and Extension.

1.1.	Effect of Expansion. Effective as of, and from and after, the Expansion Effective Date (defined in Section 1.2 below) for any Expansion Space, (a) the Premises shall be increased by the addition of such Expansion Space, and (b) such Expansion Space shall be included in the Premises subject to all the terms and conditions of the Lease except as provided herein. With respect to each Expansion Space, the term of the Lease (the “Expansion Term”) shall begin on the applicable Expansion Effective Date and, unless sooner terminated in accordance with the Lease, end on the Extended Expiration Date (defined in Section 1.4.A below). Except as may be expressly provided herein, (a) Tenant shall not be entitled to receive, with respect to any Expansion Space, any allowance, free rent or other financial concession granted with respect to the Existing Premises, and (b) the representation or warranty set forth in the last sentence of Section 25.5 of the Lease shall not apply to any Expansion Space.

1.2.	Expansion Effective Date. As used herein, “Expansion Effective Date” means:

(a)	with respect to the Suite 270 Expansion Space, the Delivery Date (defined below) for the Suite 270 Expansion Space;

(b)	with respect to the Suite 290 Expansion Space, the later of (i) the Delivery Date for the Suite 290 Expansion Space, or (ii) the earlier of (A) the date on which Tenant first conducts business in the Suite 290 Expansion Space, or (B) October 16, 2014; and

(c)	with respect to the Suite 320 Expansion Space, the later of (i) November 1, 2014, or (ii) the Delivery Date for the Suite 320 Expansion Space.

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As used herein, “Delivery Date” means, with respect to any Expansion Space, the date on which Landlord tenders possession of such Expansion Space to Tenant free from any possessory interest of or occupancy by any other party. Landlord shall cause the Delivery Date to occur:

(x)	for the Suite 270 Expansion Space, on October 16, 2014; provided, however, that if for any reason Tenant does not remain in possession of the Suite 270 Expansion Space on October 16, 2014 (it being acknowledged that (i) Tenant is currently in possession of the Suite 270 Expansion Space pursuant to a sublease with the current tenant thereof, and (ii) such sublease and the current tenant’s lease of the Suite 270 Expansion Space are scheduled to expire on October 15, 2014), then Landlord shall not be required to cause the Delivery Date for the Suite 270 Expansion Space to occur until promptly after Landlord’s recovery of possession thereof from the current tenant thereof;

(y)	for the Suite 290 Expansion Space, within one (1) business day after the date of mutual execution and delivery hereof; and

(z)	for the Suite 320 Expansion Space, promptly after Landlord’s recovery of possession thereof from the current tenant thereof.

During the period, if any, beginning on the Delivery Date for any Expansion Space and ending on the date immediately preceding the Expansion Effective Date for such Expansion Space, all provisions of this Amendment relating to such Expansion Space (including the provisions hereof giving Tenant the right to possess such Expansion Space) shall apply to such Expansion Space as if the Expansion Effective Date for the such Expansion Space had occurred; provided, however, that during such period Tenant shall not conduct business in, or be required to pay Monthly Rent for, such Expansion Space. If any Expansion Effective Date is delayed, no expiration date under the Lease, whether for the Existing Premises or any Expansion Space, shall be similarly extended.

1.3.	Confirmation Letter. At any time after any Expansion Effective Date, Landlord may deliver to Tenant a notice substantially in the form of Exhibit C attached hereto, as a confirmation of the information set forth therein. Tenant shall execute and return (or, by written notice to Landlord, reasonably object to) such notice within five (5) days after receiving it.

1.4.	Extension of Term With Respect to Expansion Spaces.

A.	With respect to the Expansion Spaces only, the term of the Lease is hereby extended through October 31, 2017 (the “Extended Expiration Date”).

B.	For the avoidance of doubt, the term of the Lease shall expire, with respect to the Existing Premises only, on the Existing Expiration Date with the same force and effect as if the term of the Lease were not being extended with respect to the Expansion Spaces pursuant to Section 1.4.A above. Without limiting the foregoing:

(1)	Tenant shall surrender the Existing Premises to Landlord in accordance with the terms of the Lease on or before the Existing Expiration Date;

(2)	Tenant shall remain liable for all Rent and other amounts payable under the Lease with respect to the Existing Premises for the period up to and including the Existing Expiration Date, even though billings for such amounts may occur after the Existing Expiration Date;

(3)	Tenant’s restoration obligations with respect to the Existing Premises shall be as set forth in the Lease;

(4)	if Tenant fails to surrender any portion of the Existing Premises on or before the Existing Expiration Date, Tenant’s tenancy with respect to the Existing Premises shall be subject to Section 16 of the Lease; and

(5)	any other rights or obligations of Landlord or Tenant under the Lease relating to the Existing Premises that, in the absence of Section 1.4.A above, would have survived the Existing Expiration Date shall survive the Existing Expiration Date.

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1.5.	Suite 320 Expansion Space Contingency. Notwithstanding any contrary provision hereof, if for any reason Landlord and INTEGRATED MEMORY LOGIC, INC., a California corporation (the “Other Party”), fail to mutually execute and deliver the Required Agreement (defined below) on or before October 20, 2014, Landlord may terminate the Suite 320 Provisions (defined below) by notifying Tenant on or before October 24, 2014, in which event (a) the Suite 320 Provisions, but no other provisions hereof, shall be void ab initio and of no force or effect, and (b) Section 1.8 of the Lease, as amended by Section 3 below, shall be amended by reducing the amount of $232,641.79 to $128,204.17, and Landlord shall promptly return to Tenant any portion of the Security Deposit then held by Landlord in excess of $128,204.17. As used herein, “Required Agreement” means a lease amendment between Landlord and the Other Party pursuant to which the Other Party agrees to accelerate the expiration date of its existing lease of the Suite 320 Expansion Space to a date occurring not later than October 31, 2014. As used herein, “Suite 320 Provisions” means all provisions of this Amendment relating to the Suite 320 Expansion Space, including clause (iii) of Recital B above, clause (c) of the first sentence of Section 1.2 above, clause (z) of the third sentence of Section 1.2 above, the fifth column of the schedule of Base Rent set forth in Section 2 below, Section 4.3 below, Exhibit A-3 attached hereto, and the references to “Suite 320” contained in Exhibit C attached hereto. Notwithstanding any contrary provision hereof, Landlord shall not be required, before October 24, 2014, to disburse any portion of the Allowance that is based upon the rentable square footage of the Suite 320 Expansion Space.

2.	Base Rent. With respect to each Expansion Space during its Expansion Term, the schedule of Base Rent shall be as follows:

Period During Expansion Term	Annual Rate Per Square Foot (rounded to the nearest 100th of a dollar)	Monthly Base Rent for Suite 270 Expansion Space	Monthly Base Rent for Suite 290 Expansion Space	Monthly Base Rent for Suite 320 Expansion Space
Expansion Effective Date through 10/31/15	$37.20	$9,622.40	$7,331.50	$49,215.60
11/1/15 – 10/31/16	$38.32	$9,912.11	$7,552.23	$50,697.36
11/1/16 – 10/31/17	$39.47	$10,209.57	$7,778.88	$52,218.81

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease.

3.	Additional Security Deposit. Upon Tenant’s execution hereof, Tenant shall pay Landlord the sum of $140,414.52, which shall be added to and become part of the Security Deposit held by Landlord pursuant to Section 1.8 of the Lease, subject to Section 1.5 above. Accordingly, simultaneously with the execution hereof, Section 3 of the Second Amendment shall be of no further force or effect and, subject to Section 1.5 above, Section 1.8 of the Lease shall be amended in its entirety to read as follows:

“1.8.	“Security Deposit”:	$232,641.79, as more particularly described in Section 21.”

4.	Tenant’s Share for Expansion Spaces.

4.1.	Suite 270 Expansion Space. With respect to the Suite 270 Expansion Space during its Expansion Term, Tenant’s Share shall be 1.5004%.

4.2.	Suite 290 Expansion Space. With respect to the Suite 290 Expansion Space during its Expansion Term, Tenant’s Share shall be 1.1432%.

4.3.	Suite 320 Expansion Space. With respect to the Suite 320 Expansion Space during its Expansion Term, Tenant’s Share shall be 7.6741%.

5.	Expenses and Taxes. With respect to each Expansion Space during its Expansion Term, Tenant shall pay for Tenant’s Share of Expenses and Taxes in accordance with the terms of the Lease; provided, however, that, with respect to each Expansion Space during its Expansion Term, the Base Year for Expenses and Taxes shall be 2014.

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6.	Improvements to Expansion Space.

6.1.	Configuration and Condition of Expansion Spaces. Tenant acknowledges that it has inspected each Expansion Space and agrees to accept it in its existing configuration and condition (subject to normal wear and tear), without any representation by Landlord regarding its configuration or condition and without any obligation on the part of Landlord to perform or pay for any alteration or improvement, except as may be otherwise expressly provided in this Amendment; provided, however, that (a) subject to Section 7.5 below, Landlord shall deliver each Expansion Space to Tenant vacant and in broom-clean condition (except, in the case of the Suite 270 Expansion Space, to the extent that such conditions fail to be met by reason of Tenant’s occupancy of the Suite 270 Expansion Space), and (b) Landlord shall cause to be removed from the Suite 320 Expansion Space, before its Delivery Date, (i) all distribution, piping and similar items relating to the roof-top compressor that previously served the Suite 320 Expansion Space, (ii) the Epson tester equipment and related piping and electrical materials, and (iii) any power poles that are located in the Suite 320 Expansion Space on the date hereof.

6.2.	Responsibility for Improvements to Expansion Spaces. Tenant shall be entitled to perform improvements to the Expansion Spaces, and to receive an allowance from Landlord for such improvements, in accordance with Exhibit B attached hereto.

7.	Other Pertinent Provisions. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

7.1.	Parking. Effective as of the Expansion Effective Date for each Expansion Space, the first sentence of Section 1.9 of the Lease shall be amended by increasing the number of unreserved parking spaces set forth therein by the number obtained by (a) multiplying the rentable square footage of such Expansion Space by the ratio of three (3) parking spaces divided by 1,000 rentable square feet, and (b) rounding to the nearest whole number.

7.2.	California Civil Code Section 1938. Pursuant to California Civil Code § 1938, Landlord hereby states that the Expansion Spaces have not undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code § 55.52).

7.3.	Relocation. Section 22 of the Lease, entitled “Relocation”, is hereby deleted in its entirety from the Lease and replaced with the words “Intentionally Omitted”.

7.4.	Signs. For the avoidance of doubt, Landlord, in accordance with Section 25.4 of the Lease, shall (a) include a reference to each Expansion Space in any tenant directory located in the lobby on the first floor of the Building, and (b) provide identifying suite signage for each Expansion Space.

7.5.	Certain Personal Property and Equipment.

A.	Notwithstanding any contrary provision of this Amendment or the Lease, any communications or computer wires or cables that are located in or serve any Expansion Space on the date hereof and remain in place on the Delivery Date for such Expansion Space shall be deemed, from and after such Delivery Date, to have been installed by Tenant, provided that on such Delivery Date (x) such communications and computer wires and cables are (i) in substantially the same locations, configuration and condition as on the date hereof (subject to normal wear and tear), and (ii) uncut and otherwise re-useable by a new tenant, and (y) any such communications and computer wires and cables that are located in any power poles existing in the Suite 320 Expansion Space on the date hereof shall have been left coiled in the ceiling.

B.	Notwithstanding any contrary provision of this Amendment or the Lease, any (but not more than one (1)) computer rack that is located in the Suite 320 Expansion Space on the date hereof and remains in place on the Delivery Date for the Suite 320 Expansion Space shall be deemed, from and after such Delivery Date, to have been installed by Tenant, provided that on such Delivery Date such computer rack is in substantially the same location, configuration and condition as on the date hereof (subject to normal wear and tear).

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8.	Miscellaneous.

8.1.	This Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Tenant shall not be entitled, in connection with entering into this Amendment, to any free rent, allowance, alteration, improvement or similar economic incentive to which Tenant may have been entitled in connection with entering into the Lease, except as may be otherwise expressly provided in this Amendment.

8.2.	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

8.3.	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

8.4.	Neither party shall be bound by this Amendment until it has been executed and delivered by both parties.

8.5.	Capitalized terms used but not defined in this Amendment shall have the meanings given in the Lease.

8.6.	Tenant shall indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers (other than Cresa Partners Bay Area, Inc., a California corporation) claiming to have represented Tenant in connection with this Amendment. Landlord shall indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment. Tenant acknowledges that any assistance rendered by any agent or employee of any affiliate of Landlord in connection with this Amendment has been made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

8.7.	Landlord represents and warrants to Tenant that no Security Agreement exists on the date hereof.

[SIGNATURES ARE ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD: CA-1740 TECHNOLOGY DRIVE LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EOP Owner GP L.L.C.,
a Delaware limited liability company, its general partner

	By:	/s/ John C. Moe
	Name:	John C. Moe
	Title:	Market Managing Director

TENANT:

NUTANIX, INC., a Delaware corporation

By:	/s/ Duston Williams
Name:	Duston Williams
Title:	CFO

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EXHIBIT A-1

OUTLINE AND LOCATION OF SUITE 270 EXPANSION SPACE

[GRAPHIC]

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EXHIBIT A-2

OUTLINE AND LOCATION OF SUITE 290 EXPANSION SPACE

[GRAPHIC]

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EXHIBIT A-3

OUTLINE AND LOCATION OF SUITE 320 EXPANSION SPACE

[GRAPHIC]

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EXHIBIT B

WORK LETTER

As used in this Exhibit B (this “Work Letter”), the following terms shall have the following meanings:

(i)	“Tenant Improvements” means all improvements to be constructed in the Expansion Spaces pursuant to this Work Letter; and

(ii)	“Tenant Improvement Work” means the construction of the Tenant Improvements, together with any related work (including demolition) that is necessary to construct the Tenant Improvements.

1	ALLOWANCE.

1.1 Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the “Allowance”) in the amount of $5.00 per rentable square foot of the Expansion Spaces to be applied toward the Allowance Items (defined in Section 1.2 below). Tenant shall be responsible for all costs associated with the Tenant Improvement Work, including the costs of the Allowance Items, to the extent such costs exceed the lesser of (a) the Allowance, or (b) the aggregate amount that Landlord is required to disburse for such purpose pursuant to this Work Letter. Notwithstanding any contrary provision of this Amendment, if Tenant fails to use the entire Allowance within one (1) year following the last Expansion Effective Date to occur under this Amendment, the unused amount shall revert to Landlord and Tenant shall have no further rights with respect thereto.

1.2 Disbursement of Allowance.

1.2.1 Allowance Items. Except as otherwise provided in this Work Letter, the Allowance shall be disbursed by Landlord only for the following items (the “Allowance Items”): (a) the fees of Tenant’s architect and engineers, if any, and any Review Fees (defined in Section 2.3 below); (b) [Intentionally Omitted]; (c) plan-check, permit and license fees relating to performance of the Tenant Improvement Work; (d) the cost of performing the Tenant Improvement Work, including after hours charges, testing and inspection costs, freight elevator usage, hoisting and trash removal costs, and contractors’ fees and general conditions; (e) the cost of any change to the base, shell or core of any Expansion Space or the Building required by Tenant’s plans and specifications (the “Plans”) (including if such change is due to the fact that such work is prepared on an unoccupied basis), including all direct architectural and/or engineering fees and expenses incurred in connection therewith; (f) the cost of any change to the Plans or the Tenant Improvement Work required by Law; (g) [Intentionally Omitted]; (h) sales and use taxes; and (i) all other costs expended by Landlord in connection with the performance of the Tenant Improvement Work.

1.2.2 Disbursement. Subject to the terms hereof, Landlord shall disburse the Allowance for Allowance Items by delivering a check to Tenant within 30 days after the latest of (a) the completion of the Tenant Improvement Work in accordance with the approved plans and specifications; (b) Landlord’s receipt of (i) [Intentionally Omitted]; (ii) paid invoices from all parties providing labor or materials to any Expansion Space, together with executed unconditional mechanic’s lien releases satisfying California Civil Code § 8138; (iii) if applicable, a certificate from Tenant’s architect, in a form reasonably acceptable to Landlord, certifying that the Tenant Improvement Work has been substantially completed; (iv) evidence that all governmental approvals required for Tenant to legally occupy the Expansion Spaces have been obtained; and (v) any other information reasonably requested by Landlord; (c) Tenant’s delivery to Landlord of “as built” drawings (in CAD format, if requested by Landlord); or (d) Tenant’s compliance with Landlord’s standard “close-out” requirements regarding city approvals, closeout tasks, Tenant’s contractor, financial close-out matters, and Tenant’s vendors. Landlord’s disbursement shall not be deemed Landlord’s approval or acceptance of the Tenant Improvement Work.

2	MISCELLANEOUS.

2.1 Applicable Lease Provisions. Without limitation, the Tenant Improvement Work shall be subject to Sections 7.2, 7.3 and 8 of the Lease; provided, however, that no “coordination fee” shall be charged in connection with the Tenant Improvement Work pursuant to Section 7.2 of the Lease.

2.2 Plans and Specifications. Landlord shall provide Tenant with notice approving or disapproving any proposed plans and specifications for the Tenant Improvement Work within the Required Period (defined below) after the later of Landlord’s receipt thereof from Tenant or the mutual

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execution and delivery of this Amendment. As used herein, “Required Period” means (a) 15 business days in the case of construction drawings, and (b) 10 business days in the case of any other plans and specifications (including a space plan). Any such notice of disapproval shall describe with reasonable specificity the basis for Landlord’s disapproval and the changes that would be necessary to resolve Landlord’s objections.

2.3 Review Fees. Tenant shall reimburse Landlord, upon demand, for any fees reasonably incurred by Landlord for review of the Plans by Landlord’s third party consultants (“Review Fees”).

2.4 Tenant Default. Notwithstanding any contrary provision of this Amendment, if Tenant defaults under this Amendment before the Tenant Improvement Work is completed, then (a) Landlord’s obligations under this Work Letter shall be excused, and Landlord may cause Tenant’s contractor to cease performance of the Tenant Improvement Work, until such default is cured, and (b) Tenant shall be responsible for any resulting delay in the completion of the Tenant Improvement Work.

2.5 Other. This Work Letter shall not apply to any space other than the Expansion Spaces.

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EXHIBIT C

NOTICE OF LEASE TERM DATES

                        , 20

To:

Re:                      Amendment (the “Amendment”) , dated                         , 20        , to a lease agreement dated                     , 20        , between                                     , a                                  (“Landlord”) , and                                              , a             (“Tenant”), concerning Suite          on the              floor of the building located at                                         ,                                  California (the “Suite [270][290][320] Expansion Space”).

Lease ID:

Business Unit Number:

Dear                     :

In accordance with the Amendment, Tenant accepts possession of the [270][290][320] Expansion Space and confirms that the Expansion Effective Date for such space is             , 20    .

Please acknowledge the foregoing by signing all three (3) counterparts of this letter in the space provided below and returning two (2) fully executed counterparts to my attention. Please note that, under Section 1.3 of the Amendment, Tenant is required to execute and return (or reasonably object in writing to) this letter within five (5) days after receiving it.

“Landlord”:
,
a

By:
Name:
Title:

Agreed and Accepted as of 10/8, 2014

“Tenant”:

NUTANIX, a Delaware Co.

By:	/s/ Duston Williams
Name:	Duston Williams
Title:	CFO

EXHIBIT C

1740 TECHNOLOGY DRIVE

NOTICE OF LEASE TERM DATES

October 29, 2014

To:	Nutanix, Inc.

Attn: Duston Williams

1740 Technology Drive

San Jose, CA 95110

Re:	Third Amendment (the “Amendment”) dated October 13, 2014, to a lease agreement dated August 5, 2013 between CA-1740 TECHNOLOGY DRIVE LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and NUTANIX, INC. a Delaware corporation (“Tenant”), concerning Suites 270, 290 and 320 on the 2nd and 3rd floors of the building located at 1740 Technology Drive, San Jose, California (the “Suites [270][290][320] Expansion Space”).

Lease ID: 456577

Business Unit Number: 14730

Dear Mr. Williams:

In accordance with the Amendment, Tenant accepts possession of the Expansion Space and confirms that the Expansion Effective Date for suites 270 and 290 is October 16, 2014. The Expansion Effective Date for suite 320 is November 1, 2014.

Please acknowledge the foregoing by signing all three (3) counterparts of this letter in the space provided below and returning two (2) fully executed counterparts to my attention. Please note that, pursuant to Section 1.3 of the Amendment, Tenant is required to execute and return (or reasonably object in writing to) this letter within five (5) days after receiving it.

Agreed and Accepted as of November 13, 2014.
“Tenant”: NUTANIX, INC., a Delaware corporation		“Substitution Landlord”: CA-1740 TECHNOLOGY DRIVE LIMITED PARTNERSHIP, a Delaware limited partnership

By:	/s/ Duston Williams	By:	/s/ Rebecca Agbuya
Name:	Duston Williams	Name:	Rebecca Agbuya
Title:	Chief Financial Officer	Title:	General Manager

FOURTH AMENDMENT

THIS FOURTH AMENDMENT (this “Amendment”) is made and entered into as of March 23, 2015, by and between CA-1740 TECHNOLOGY DRIVE LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and NUTANIX, INC., a Delaware corporation (“Tenant”).

RECITALS

A.	Landlord and Tenant are parties to that certain lease dated August 5, 2013, as previously amended by the First Amendment dated October 9, 2013, the Second Amendment dated April 17, 2014 (the “Second Amendment”), and the Third Amendment dated October 13, 2014 (the “Third Amendment”) (as amended, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space (the “Existing Premises”) described as Suites 150, 270 , 280, 290, 310 and 320 on the 1st, 2nd, and 3rd floors of the building commonly known as 1740 Technology Drive located at 1740 Technology Drive, San Jose, California (the “Building”).

B.	The parties wish to expand the Premises (defined in the Lease) to include (i) additional space containing approximately 30,652 rentable square feet described as Suite 400 on the 4th floor of the Building and shown on Exhibit A-1 attached hereto (the “Suite 400 Expansion Space”), (ii) additional space containing approximately 12,662 rentable square feet described as Suite 500 on the 5th floor of the Building and shown on Exhibit A-2 attached hereto (the “Suite 500 Expansion Space”), (iii) additional space containing approximately 5,472 rentable square feet described as Suite 510 on the 5th floor of the Building and shown on Exhibit A-3 attached hereto (the “Suite 510 Expansion Space”), (iv) additional space containing approximately 8,424 rentable square feet described as Suite 530 on the 5th floor of the Building and shown on Exhibit A-4 attached hereto (the “Suite 530 Expansion Space”), and (v) additional space containing approximately 33,460 rentable square feet described as Suite 600 on the 6th floor of the Building and shown on Exhibit A-5 attached hereto (the “Suite 600 Expansion Space,” and, for purposes of this Amendment and together with the Suite 400 Expansion Space, the Suite 500 Expansion Space, the Suite 510 Expansion Space, and the Suite 530 Expansion Space, each, an “Expansion Space,” and collectively, the “Expansion Spaces”), all on the following terms and conditions.

C.	The Lease will expire by its terms (i) on November 30, 2015 with respect to the portion of the Existing Premises that is identified as the “Existing Premises” in Recital A of the Third Amendment (and is commonly known as Suites 150, 280 and 310), and (ii) on October 31, 2017 with respect to the balance of the Existing Premises. The parties wish to extend the term of the Lease on the following terms and conditions.

D.	The Lease describes the Existing Premises as containing 46,348 rentable square feet. Landlord has re-measured the Existing Premises and the parties wish to modify the Lease to reflect the results of such re-measurement on the following terms and conditions.

E.	The parties wish to amend the Lease in certain other respects on the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Expansion and Extension.

1.1.	Effect of Expansion. Effective as of, and from and after, the Expansion Effective Date (defined in Section 1.2 below) for any Expansion Space, (a) the Premises shall be increased by the addition of such Expansion Space, and (b) such Expansion Space shall be included in the Premises subject to all the terms and conditions of the Lease except as provided herein. With respect to each Expansion Space, the term of the Lease (the “Expansion Term”) shall begin on the applicable Expansion Effective Date and, unless sooner terminated in accordance with the Lease, end on the Second Extended Expiration Date (defined in Section 1.4 below). Except as may be expressly provided herein, (a) Tenant shall not be entitled to receive, with respect to any Expansion Space, any allowance, free rent or other financial concession granted with respect to the Existing Premises, and (b) the representation or warranty set forth in the last sentence of Section 25.5 of the Lease shall not apply to any Expansion Space.

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1.2.	Expansion Effective Date. As used herein, “Expansion Effective Date” means:

(a)	with respect to the Suite 400 Expansion Space, the Delivery Date (defined below) for the Suite 400 Expansion Space;

(b)	with respect to the Suite 500 Expansion Space, the later of (i) the Delivery Date for the Suite 500 Expansion Space, or (ii) the earlier of (A) the date on which Tenant first conducts business in the Suite 500 Expansion Space, or (B) February 1, 2016;

(c)	with respect to the Suite 510 Expansion Space, the later of (i) the Delivery Date for the Suite 510 Expansion Space, or (ii) the earlier of (A) the date on which Tenant first conducts business in the Suite 510 Expansion Space, or (B) June 1, 2015;

(d)	with respect to the Suite 530 Expansion Space, the later of (i) the Delivery Date for the Suite 530 Expansion Space, or (ii) the earlier of (A) the date on which Tenant first conducts business in the Suite 530 Expansion Space, or (B) April 1, 2015; and

(e)	with respect to the Suite 600 Expansion Space, the later of (i) the Delivery Date for the Suite 600 Expansion Space, or (ii) the earlier of (A) the date on which Tenant first conducts business in the Suite 600 Expansion Space, or (B) February 1, 2016.

As used herein, “Delivery Date” means, with respect to any Expansion Space, the date on which Landlord tenders possession of such Expansion Space to Tenant free from any possessory interest of or occupancy by any other party. Landlord shall cause the Delivery Date to occur:

(v)	for the Suite 400 Expansion Space, on January 1, 2016; provided, however, that if for any reason Tenant does not remain in possession of the Suite 400 Expansion Space on January 1, 2016 (it being acknowledged that (i) Tenant is currently in possession of the Suite 400 Expansion Space pursuant to a sublease with the current tenant thereof (the “Current Suite 400/600 Tenant”), and (ii) such sublease and the Current Suite 400/600 Tenant’s lease of the Suite 400 Expansion Space and the Suite 600 Expansion Space (the “Current Suite 400/600 Lease”) are scheduled to expire on December 31, 2015, subject to an existing extension option), then Landlord shall not be required to cause the Delivery Date for the Suite 400 Expansion Space to occur until promptly after (i) Landlord’s recovery of possession thereof from the Current Suite 400/600 Tenant or its successor in interest, and (ii) the passage of such time as may be reasonably required for Landlord to put the Suite 400 Expansion Space into the condition required hereunder;

(w)	for the Suite 500 Expansion Space, promptly after Landlord’s recovery of possession thereof from the current tenant thereof or its successor in interest;

(x)	for the Suite 510 Expansion Space, within one (1) business day after the date of mutual execution and delivery hereof;

(y)	for the Suite 530 Expansion Space, within one (1) business day after the date of mutual execution and delivery hereof; and

(z)	for the Suite 600 Expansion Space, promptly after (i) Landlord’s recovery of possession thereof from the Current Suite 400/600 Tenant or its successor in interest (it being acknowledged that the Current Suite 400/600 Lease is scheduled to expire on December 31, 2015, subject to an existing extension option), and (ii) the passage of such time as may be reasonably required for Landlord to put the Suite 600 Expansion Space into the condition required hereunder. If the Current Suite 400/600 Tenant does not surrender possession of the Suite 600 Expansion Space on or before December 31, 2015, Landlord shall use commercially reasonable efforts to recover such possession as soon thereafter as reasonably possible (including, if necessary in Landlord’s reasonable judgment, by commencing and pursuing an unlawful detainer action).

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During the period, if any, beginning on the Delivery Date for any Expansion Space and ending on the date immediately preceding the Expansion Effective Date for such Expansion Space, all provisions of this Amendment relating to such Expansion Space (including the provisions hereof giving Tenant the right to possess such Expansion Space) shall apply to such Expansion Space as if the Expansion Effective Date for such Expansion Space had occurred; provided, however, that during such period Tenant shall not conduct business in, or be required to pay Monthly Rent for, such Expansion Space. If any Expansion Effective Date is delayed, no expiration date under the Lease, whether for the Existing Premises or any Expansion Space, shall be similarly extended.

1.3.	Confirmation Letter. At any time after any Expansion Effective Date, Landlord may deliver to Tenant a notice substantially in the form of Exhibit C attached hereto, as a confirmation of the information set forth therein. Tenant shall execute and return (or, by written notice to Landlord, reasonably object to) such notice within five (5) days after receiving it.

1.4.	Extension. The term of the Lease is hereby extended through March 31, 2018 (the “Second Extended Expiration Date”).

1.5.	Suite 400/600 Expansion Space Contingency. Notwithstanding any contrary provision hereof, if, in Landlord’s good faith judgment, the Current Suite 400/600 Tenant or its successor in interest validly exercises the Current Suite 400/600 Tenant’s existing option to extend the term of the Current Suite 400/600 Lease beyond December 31, 2015, then Landlord may terminate the Suite 400/600 Expansion Provisions (defined below) by notifying Tenant on or before May 31, 2015, in which event (a) the Suite 400/600 Expansion Provisions, but no other provisions hereof, shall be void ab initio and of no force or effect, and (b) Section 1.8 of the Lease, as amended by Section 3 below, shall be amended by reducing the amount of $436,979.53 to $232,943.10, and Landlord shall promptly return to Tenant any portion of the Security Deposit then held by Landlord in excess of $232,943.10. As used herein, “Suite 400/600 Expansion Provisions” means all provisions of this Amendment relating to the Suite 400 Expansion Space or the Suite 600 Expansion Space, including clauses (i) and (v) of Recital B above, clauses (a) and (e) of the first sentence of Section 1.2 above, clauses (v) and (z) of the third sentence of Section 1.2 above, the third and seventh columns of the schedule of Base Rent set forth in Section 2.2 below. Sections 4.1 and 4.6 below, Sections 6.1 .B and 6.1.C below, Exhibits A-1 and A-5 attached hereto, and the references to “Suite 400” and “Suite 600” contained in Exhibit C attached hereto. Notwithstanding any contrary provision hereof, Landlord shall not be required to disburse any portion of the Allowance (defined in Section 1.1 of Exhibit B) that is based upon the rentable square footage of the Suite 400 Expansion Space or the Suite 600 Expansion Space (x) before June 1, 2015, or (y) if the Suite 400/600 Expansion Provisions are terminated pursuant to this Section 1.5. Landlord shall not waive Section 1.01(c) of Exhibit F to the Current Suite 400/600 Lease.

1.6.	Re-measurement of Existing Premises. Landlord and Tenant acknowledge and agree that Landlord has re-measured the Existing Premises and that, according to such re-measurement, the rentable area of the Existing Premises is 46,637 rentable square feet. Notwithstanding such re-measurement, the parties agree that for the period preceding April 1, 2015, the rentable square footage of the Existing Premise shall remain as set forth in the Lease and no portion of the Lease shall be modified as a result thereof. However, commencing on April 1, 2015, the rentable area of the Existing Premises and Base Rent and Tenant’s Pro Rata Share for the Existing Premises shall be adjusted as set forth herein to reflect such re-measurement.

2.	Base Rent.

2.1.	Existing Premises During Applicable Term. With respect to the Existing Premises during the period beginning on April 1, 2015 and ending on the Second Extended Expiration Date (the “Applicable Term”), the schedule of Base Rent shall be as follows:

Period of Applicable Term	Annual Rate Per Square Foot (rounded to the nearest 100th of a dollar)	Monthly Base Rent
4/1/15 – 3/31/16	$36.00	$139,911.00
4/1/16 – 3/31/17	$37.08	$144,108.33
4/1/17 – 3/31/18	$38.19	$148,422.25

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease.

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2.2.	Expansion Space During Expansion Term. With respect to each Expansion Space during its Expansion Term, the schedule of Base Rent shall be as follows:

Period During Expansion Term	Annual Rate Per Square Foot (rounded to the nearest 100th of a dollar)	Monthly Base Rent for Suite 400 Expansion Space	Monthly Base Rent for Suite 500 Expansion Space	Monthly Base Rent for Suite 510 Expansion Space	Monthly Base Rent for Suite 530 Expansion Space	Monthly Base Rent for Suite 600 Expansion Space
Expansion Effective Date through 3/31/16	$36.00	$91,956.00	$37,986.00	$16,416.00	$25,272.00	$100,380.00
4/1/16 – 3/31/17	$37.08	$94,714.68	$39,125.58	$16,908.48	$26,030.16	$103,391.40
4/1/17 – 3/31/18	$38.19	$97,549.99	$40,296.82	$17,414.64	$26,809.38	$106,486.45

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease.

3.	Additional Security Deposit. Upon Tenant’s execution hereof. Tenant shall pay Landlord the sum of $204,337.74, which shall be added to and become part of the Security Deposit held by Landlord pursuant to Section 1.8 of the Lease, subject to Section 1.5 above. Accordingly, simultaneously with the execution hereof, Section 3 of the Second Amendment and Section 3 of the Third Amendment shall be of no further force or effect and, subject to Section 1.5 above, Section 1.8 of the Lease shall be amended in its entirety to read as follows:

“1.8.	“Security Deposit”: $436,979.53, as more particularly described in Section 21.”

4.	Tenant’s Share.

4.1.	Existing Premises. With respect to the Existing Premises during the Applicable Term, Tenant’s Share shall be 22.5431%.

4.2.	Suite 400 Expansion Space. With respect to the Suite 400 Expansion Space during its Expansion Term, Tenant’s Share shall be 14.8164%.

4.3.	Suite 500 Expansion Space. With respect to the Suite 500 Expansion Space during its Expansion Term, Tenant’s Share shall be 6.1205%.

4.4.	Suite 510 Expansion Space. With respect to the Suite 510 Expansion Space during its Expansion Term, Tenant’s Share shall be 2.6450%.

4.5.	Suite 530 Expansion Space. With respect to the Suite 530 Expansion Space during its Expansion Term, Tenant’s Share shall be 4.0719%.

4.6.	Suite 600 Expansion Space. With respect to the Suite 600 Expansion Space during its Expansion Term. Tenant’s Share shall be 16.1737%.

5.	Expenses and Taxes.

5.1.	Existing Premises During Applicable Term. With respect to the Existing Premises during the Applicable Term. Tenant shall pay for Tenant’s Share of Expenses and Taxes in accordance with the terms of the Lease; provided, however, that, with respect to the Existing Premises during the Applicable Term, the Base Year for Expenses and Taxes shall be 2015.

5.2.	Expansion Space During Expansion Term. With respect to each Expansion Space during its Expansion Term, Tenant shall pay for Tenant’s Share of Expenses and Taxes in accordance with the terms of the Lease; provided, however, that, with respect to each Expansion Space during its Expansion Term, the Base Year for Expenses and Taxes shall be 2015.

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6.	Improvements to Existing Premises and Expansion Space.

6.1.	Configuration and Condition of Existing Premises and Expansion Spaces.

A.	Generally. Tenant acknowledges that it is in possession of the Existing Premises and that it has inspected each Expansion Space and agrees to accept each such space in its existing configuration and condition (or, subject to Sections 6.1.B and 6.1.C below, in such other configuration or condition as any existing tenant thereof may cause to exist in accordance with its lease, and subject to normal wear and tear), without any representation by Landlord regarding its configuration or condition and without any obligation on the part of Landlord to perform or pay for any alteration or improvement, except as may be otherwise expressly provided in this Amendment; provided, however, that subject to Sections 6.1.B and 9.4 below, Landlord shall deliver each Expansion Space to Tenant in vacant and broom-clean condition.

B.	Suite 400 Expansion Space. Landlord shall use commercially reasonable efforts to waive (and in any event shall deliver to the Current Suite 400/600 Tenant a written notice waiving) any rights it may have under the Current Suite 400/600 Lease to require the Current Suite 400/600 Tenant to perform or pay for any removal or replacement of any leasehold improvements existing in the Suite 400 Expansion Space on the date hereof. Landlord shall not be required to deliver the Suite 400 Expansion Space in vacant and broom-clean condition to the extent that such conditions fail to be met by reason of Tenant’s occupancy of the Suite 400 Expansion Space. For the avoidance of doubt, no leasehold improvements existing in the Suite 400 Expansion Space on the date of this Amendment shall be deemed to be Tenant-Insured Improvements that Tenant shall be required to remove under Section 8 of the Lease.

C.	Suite 600 Expansion Space. If Tenant provides to Landlord, at least 75 days before the Delivery Date for the Suite 600 Expansion Space, written notice (a “Non-Removal Notice”) identifying any leasehold improvements in the Suite 600 Expansion Space that Tenant does not wish to be removed before such Delivery Date, then (i) Landlord shall use commercially reasonable efforts to waive any rights it may have under the Current Suite 400/600 Lease to require the Current Suite 400/600 Tenant to perform such removal; and (ii) if any such improvement is not so removed, then, for all purposes under the Lease, such improvement (a “Non-Removal Item”) shall be deemed a Tenant-Insured Improvement as to which Landlord has timely notified Tenant, pursuant to Section 8 of the Lease, that its removal shall be required pursuant to such Section 8; provided, however, that if, when it delivers any Non-Removal Notice, Tenant specifically requests that Landlord identify any Non-Removal Item that Landlord will require to be removed pursuant to such Section 8, Landlord shall do so within 10 business days after receiving such request. Landlord shall use commercially reasonable efforts, subject to the rights of the Current Suite 400/600 Tenant under the Current Suite 400/600 Lease, to schedule and perform, at least 90 days before the Delivery Date for the Suite 600 Expansion Space, a walk-through of the Suite 600 Expansion Space during which representatives of Landlord and Tenant may identify any leasehold improvements in the Suite 600 Expansion Space that (a) Landlord may have the right, under the Current Suite 400/600 Lease, to require the Current Suite 400/600 Tenant to remove, and (b) Tenant wishes not to be so removed.

6.2.	Responsibility for Improvements to Existing Premises and Expansion Spaces. Tenant shall be entitled to perform improvements to the Existing Premises and the Expansion Spaces, and to receive an allowance from Landlord for such improvements, in accordance with Exhibit B attached hereto.

7.	Extension Option.

7.1.	Grant of Option; Conditions. Tenant shall have the right (the “Extension Option”) to extend the term of the Lease for one (1) additional period of three (3) years beginning on the Second Extended Expiration Date and ending on the 3rd anniversary of the Second Extended Expiration Date (the “Extension Term”), if:

(a)	not less than 12 and not more than 15 full calendar months before the Second Extended Expiration Date, Tenant delivers written notice to Landlord (the “Extension Notice”) electing to exercise the Extension Option and stating Tenant’s estimate of the Prevailing Market (defined in Section 7.5 below) rate for the Extension Term;

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(b)	no Default exists when Tenant delivers the Extension Notice;

(c)	no part of the Premises is sublet (other than to an Affiliate of Tenant) when Tenant delivers the Extension Notice; and

(d)	the Lease has not been assigned (other than pursuant to a Permitted Transfer) before Tenant delivers the Extension Notice.

7.2.	Terms Applicable to Extension Term.

A.	During the Extension Term, (a) the Base Rent rate per rentable square foot shall be equal to the Prevailing Market rate per rentable square foot; (b) Base Rent shall increase, if at all, in accordance with the increases assumed in the determination of Prevailing Market rate; and (c) Base Rent shall be payable in monthly installments in accordance with the terms and conditions of the Lease.

B.	During the Extension Term Tenant shall pay Tenant’s Share of Expenses and Taxes for the Premises in accordance with the Lease; provided, however, that during the Extension Term the Base Year for Expenses and Taxes shall be calendar year 2018.

7.3.	Procedure for Determining Prevailing Market.

A.	Initial Procedure. Within 30 days after receiving the Extension Notice, Landlord shall give Tenant either (i) written notice (“Landlord’s Binding Notice”) accepting Tenant’s estimate of the Prevailing Market rate for the Extension Term stated in the Extension Notice, or (ii) written notice (“Landlord’s Rejection Notice”) rejecting such estimate and stating Landlord’s estimate of the Prevailing Market rate for the Extension Term. If Landlord gives Tenant a Landlord’s Rejection Notice, Tenant, within 15 days thereafter, shall give Landlord either (i) written notice (“Tenant’s Binding Notice”) accepting Landlord’s estimate of the Prevailing Market rate for the Extension Term stated in such Landlord’s Rejection Notice, or (ii) written notice (“Tenant’s Rejection Notice”) rejecting such estimate. If Tenant gives Landlord a Tenant’s Rejection Notice, Landlord and Tenant shall work together in good faith to agree in writing upon the Prevailing Market rate for the Extension Term. If, within 30 days after delivery of a Tenant’s Rejection Notice, the parties fail to agree in writing upon the Prevailing Market rate, the provisions of Section 7.3.B below shall apply.

B.	Dispute Resolution Procedure.

1.	If, within 30 days after delivery of a Tenant’s Rejection Notice, the parties fail to agree in writing upon the Prevailing Market rate, Landlord and Tenant, within five (5) days thereafter, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate for the Extension Term (collectively, the “Estimates”). Within seven (7) days after the exchange of Estimates, Landlord and Tenant shall each select a broker or agent (an “Agent”) to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Extension Term. Each Agent so selected shall be licensed as a real estate broker or agent and in good standing with the California Department of Real Estate, and shall have had at least five (5) years’ experience within the previous 10 years as a commercial real estate broker or agent working in San Jose, California, with working knowledge of current rental rates and leasing practices relating to buildings similar to the Building.

2.

If each party selects an Agent in accordance with Section 7.3.B.1 above, the parties shall cause their respective Agents to work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Extension Term. The Estimate, if any, so agreed upon by such Agents shall be final and binding on both parties as the Prevailing Market rate for the Extension Term and may be entered in a court of competent jurisdiction. If the Agents fail to reach such agreement within 20 days after their selection, then, within 10 days after the expiration of such 20-day period, the parties shall instruct the Agents

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to select a third Agent meeting the above criteria (and if the Agents fail to agree upon such third Agent within 10 days after being so instructed, either party may cause a court of competent jurisdiction to select such third Agent). Promptly upon selection of such third Agent, the parties shall instruct such Agent (or, if only one of the parties has selected an Agent within the 7-day period described above, then promptly after the expiration of such 7-day period the parties shall instruct such Agent) to determine, as soon as practicable but in any case within 14 days after his selection, which of the two Estimates most closely reflects the Prevailing Market rate. Such determination by such Agent (the “Final Agent”) shall be final and binding on both parties as the Prevailing Market rate for the Extension Term and may be entered in a court of competent jurisdiction. If the Final Agent believes that expert advice would materially assist him, he may retain one or more qualified persons to provide such expert advice. The parties shall share equally in the costs of the Final Agent and of any experts retained by the Final Agent. Any fees of any other broker, agent, counsel or expert engaged by Landlord or Tenant shall be borne by the party retaining such broker, agent, counsel or expert.

C.	Adjustment. If the Prevailing Market rate has not been determined by the commencement date of the Extension Term, Tenant shall pay Base Rent for the Extension Term upon the terms and conditions in effect during the last month ending on or before the expiration date of the Lease until such time as the Prevailing Market rate has been determined. Upon such determination, the Base Rent for the Extension Term shall be retroactively adjusted. If such adjustment results in an under- or overpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment, or receive a credit in the amount of such overpayment, with or against the next Base Rent due under the Lease, as amended hereby.

7.4.	Extension Amendment. If Tenant is entitled to and properly exercises its Extension Option, and if the Prevailing Market rate for the Extension Term is determined in accordance with Section 7.3 above, Landlord, within a reasonable time thereafter, shall prepare and deliver to Tenant an amendment (the “Extension Amendment”) reflecting changes in the Base Rent, the term of the Lease, the expiration date of the Lease, and other appropriate terms in accordance with this Section 7, and Tenant shall execute and return (or provide Landlord with reasonable objections to) the Extension Amendment within 15 business days after receiving it. Notwithstanding the foregoing, upon determination of the Prevailing Market rate for the Extension Term in accordance with Section 7.3 above, an otherwise valid exercise of the Extension Option shall be fully effective whether or not the Extension Amendment is executed.

7.5.	Definition of Prevailing Market. For purposes of this Extension Option, “Prevailing Market” shall mean the arms-length, fair-market, annual rental rate per rentable square foot under extension and renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and office buildings comparable to the Building in the San Jose, California area. The determination of Prevailing Market shall take into account (i) any material economic differences between the terms of the Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions, and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes; (ii) any material differences in configuration or condition between the Premises and any comparison space, including any cost that would have to be incurred in order to make the configuration or condition of the comparison space similar to that of the Premises; and (iii) any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under the Lease.

8.	Building Signage.

8.1.	Tenant’s Right to Building Signage. Subject to the terms of this Section 8, from and after April 1, 2015. Tenant shall have the right to install, maintain, repair, replace and operate the Building Signage (defined below). As used herein. “Building Signage” means a sign that (i) bears the Tenant Name (defined in Section 4.1 of Exhibit F to the Lease) and is located at the top of the exterior side of the Building facing Technology Drive, as more particularly shown in Exhibit D attached hereto. Notwithstanding any contrary provision hereof, (i) Tenant’s rights under this Section 8 shall be personal to Original Tenant (defined in

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Section 4.1 of Exhibit F to the Lease) and to any successor to Original Tenant’s interest in the Lease that acquires its interest in the Lease solely by means of one or more Permitted Transfers originating with Original Tenant, and may not be transferred to any other party; and (ii) if at any time the Minimum Occupancy Requirement (defined in Section 4.1 of Exhibit F to the Lease) is not satisfied, then, at Landlord’s option (which shall not be deemed waived by the passage of time), Tenant shall no longer have any further rights under this Section 8, even if the Minimum Occupancy Requirement later becomes satisfied.

8.2.	Landlord’s Approval. The size, color, materials and all other aspects of the Building Signage, including the manner in which it is attached to the Building and any provisions for illumination, shall be subject to Landlord’s approval, which may be withheld in Landlord’s reasonable discretion; provided, however, that Landlord’s approval as to aesthetic matters may be withheld in Landlord’s sole and absolute (but good faith) discretion. For purposes of the preceding sentence, Landlord hereby approves all aspects of the signage shown on Exhibit D attached hereto.

8.3.	General Provisions. Tenant, at its expense, shall design, fabricate, install, maintain, repair, replace, operate and remove the Building Signage, in each case in a first class manner consistent with a first-class office building and in compliance with all applicable Laws. Without limiting the foregoing, Tenant shall not install or modify the Building Signage until after obtaining and providing copies to Landlord of all permits and approvals necessary therefor. Tenant shall be solely responsible, at its expense, for obtaining such permits and approvals; provided, however, that Landlord shall reasonably cooperate with Tenant, at no material cost or liability to Landlord, in executing permit applications and performing any other ministerial acts reasonably necessary to enable Tenant to obtain such permits and approvals. Within 30 days after the expiration or earlier termination of the Lease (or, if earlier, the date on which Tenant becomes no longer entitled to Building Signage under this Section 8). Tenant, at its expense, shall remove the Building Signage and restore all damage to the Building caused by its installation, operation or removal. Notwithstanding any contrary provision of the Lease, Tenant, not Landlord, shall, at its expense, (i) cause its property insurance policy to cover the Building Signage, and (ii) promptly repair the Building Signage if it is damaged by fire or any other casualty (unless Tenant, by prompt written notice to Landlord, elects to remove the Building Signage altogether, in which event Tenant shall no longer be entitled to Building Signage under this Section 8). Except as may be expressly provided in this Section 8, the installation, maintenance, repair, replacement, removal and any other work performed by Tenant affecting the Building Signage shall be governed by the provisions of Sections 7.2 and 7.3 of the Lease as if such work were an Alteration. If an emergency results from Tenant’s failure to maintain, repair, replace, operate or remove the Building Signage as required under this Section 8, then, without limiting Landlord’s remedies, Landlord, at its option, with notice to Tenant (by telephone, e-mail, fax or any other reasonable method, notwithstanding Section 25.1 of the Lease), may perform such maintenance, repair, replacement, operation or removal, in which event Tenant shall reimburse Landlord for the reasonable cost thereof upon Landlord’s demand. The costs of any utilities consumed in operation of the Building Signage shall be paid by Tenant upon Landlord’s demand in accordance with Section 3 of the Lease.

9.	Other Pertinent Provisions. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

9.1.	Parking.

A.	Effective as of the Expansion Effective Date for each Expansion Space, the first sentence of Section 1.9 of the Lease shall be amended by increasing the number of unreserved parking spaces set forth therein by the number obtained by (i) multiplying the rentable square footage of such Expansion Space by the ratio of three (3) parking spaces divided by 1,000 rentable square feet, and (ii) rounding to the nearest whole number (provided, however, that in the case of the first such Expansion Effective Date, the amount of such increase shall be reduced by the number two (2)).

B.	Effective as of the first Expansion Effective Date:

(i)	the second sentence of Section 1.9 of the Lease shall be amended by (a) replacing the words “Zero (0) reserved parking space(s)” with the words “Two (2) reserved parking spaces”, and (b) replacing the words “$N/A per space per month” with the words “$0.00 per space per month”; and

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(ii)	the two (2) reserved parking spaces that Tenant shall be entitled to use pursuant to the preceding clause 9.1.B(i) shall be those described on Exhibit E attached hereto (subject to Force Majeure).

9.2.	California Civil Code Section 1938. Pursuant to California Civil Code § 1938, Landlord hereby states that the Expansion Spaces have not undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code § 55.52).

9.3.	Signs. For the avoidance of doubt, effective as of the Expansion Effective Date for each Expansion Space, Landlord, in accordance with Section 25.4 of the Lease, shall (a) include a reference to such Expansion Space in any tenant directory located in the lobby on the first floor of the Building, and (b) provide identifying suite signage for such Expansion Space.

9.4.	Certain Personal Property and Equipment. Notwithstanding any contrary provision of this Amendment or the Lease, any communications or computer wires or cables that are located in or serve any Expansion Space on the date hereof and remain in place on the Delivery Date for such Expansion Space shall be deemed, from and after such Delivery Date, to have been installed by Tenant, provided that on such Delivery Date such communications and computer wires and cables are (i) in substantially the same locations, configuration and condition as on the date hereof (subject to normal wear and tear), and (ii) uncut and otherwise re-useable by a new tenant.

9.5.	Landlord’s Right to Re-Measure. Notwithstanding any contrary provision of the Lease, no re-measurement of the Premises and/or the Building by Landlord shall affect the amount of Base Rent payable for, the determination of Tenant’s Share with respect to, or the amount of any tenant allowance applicable to, the Applicable Term or any Expansion Term.

10.	Miscellaneous.

10.1.	This Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Tenant shall not be entitled, in connection with entering into this Amendment, to any free rent, allowance, alteration, improvement or similar economic incentive to which Tenant may have been entitled in connection with entering into the Lease, except as may be otherwise expressly provided in this Amendment.

10.2.	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

10.3.	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

10.4.	Neither party shall be bound by this Amendment until it has been executed and delivered by both parties.

10.5.	Capitalized terms used but not defined in this Amendment shall have the meanings given in the Lease.

10.6.	Tenant shall indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers (other than Cresa Partners Bay Area, Inc., a California corporation) claiming to have represented Tenant in connection with this Amendment. Landlord shall indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment. Tenant acknowledges that any assistance rendered by any agent or employee of any affiliate of Landlord in connection with this Amendment has been made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

10.7.	Landlord represents and warrants to Tenant that (a) no Security Agreement exists on the date hereof, and (b) Landlord has obtained any consent that Landlord is required to obtain from any prospective purchaser of the Property under any pending purchase and sale agreement to which Landlord is a party.

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[SIGNATURES ARE ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

CA-1740 TECHNOLOGY DRIVE LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EOP Owner GP L.L.C.,
a Delaware limited liability company, its general partner

	By:	/s/ Eric T. Luhrs
	Name:	Eric T. Luhrs
	Title:	SVP

TENANT:

NUTANIX, lNC., a Delaware corporation

By:	/s/ D M Williams
Name:	D M Williams
Title:	CFO

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EXHIBIT A-1

OUTLINE AND LOCATION OF SUITE 400 EXPANSION SPACE

[GRAPHIC]

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EXHIBIT A-2

OUTLINE AND LOCATION OF SUITE 500 EXPANSION SPACE

[GRAPHIC]

1

EXHIBIT A-3

OUTLINE AND LOCATION OF SUITE 510 EXPANSION SPACE

[GRAPHIC]

1

EXHIBIT A-4

OUTLINE AND LOCATION OF SUITE 530 EXPANSION SPACE

[GRAPHIC]

1

EXHIBIT A-5

OUTLINE AND LOCATION OF SUITE 600 EXPANSION SPACE

[GRAPHIC]

1

EXHIBIT B

WORK LETTER

As used in this Exhibit B (this “Work Letter”), the following terms shall have the following meanings:

(i)	“Premises” means the Existing Premises and the Expansion Spaces;

(ii)	“Tenant Improvements” means all improvements to be constructed in the Premises pursuant to this Work Letter; and

(iii)	“Tenant Improvement Work” means the construction of the Tenant Improvements, together with any related work (including demolition) that is necessary to construct the Tenant Improvements.

1	ALLOWANCE.

1.1 Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the “Allowance”) in the amount of $11.00 per rentable square foot of the Premises (subject to Section 1.5 of this Amendment) to be applied toward the Allowance Items (defined in Section 1.2 below). Tenant shall be responsible for all costs associated with the Tenant Improvement Work, including the costs of the Allowance Items, to the extent such costs exceed the lesser of (a) the Allowance, or (b) the aggregate amount that Landlord is required to disburse for such purpose pursuant to this Work Letter. Notwithstanding any contrary provision of this Amendment, if Tenant fails to use the entire Allowance within six (6) months following the last Delivery Date to occur under this Amendment, the unused amount shall revert to Landlord and Tenant shall have no further rights with respect thereto.

1.2	Disbursement of Allowance.

1.2.1 Allowance Items. Except as otherwise provided in this Work Letter, the Allowance shall be disbursed by Landlord only for the following items (the “Allowance Items”): (a) the fees of Tenant’s architect and engineers, if any, and any Review Fees (defined in Section 2.3 below); (b) [Intentionally Omitted]; (c) plan-check, permit and license fees relating to performance of the Tenant Improvement Work; (d) the cost of performing the Tenant Improvement Work, including after hours charges, testing and inspection costs, freight elevator usage, hoisting and trash removal costs, and contractors’ fees and general conditions; (e) the cost of any change to the base, shell or core of the Premises or the Building required by Tenant’s plans and specifications (the “Plans”) (including if such change is due to the fact that such work is prepared on an unoccupied basis), including all direct architectural and/or engineering fees and expenses incurred in connection therewith; (f) the cost of any change to the Plans or the Tenant Improvement Work required by Law; (g) the Coordination Fee (defined in Section 2.3 below); (h) sales and use taxes; and (i) all other costs expended by Landlord in connection with the performance of the Tenant Improvement Work.

1.2.2 Disbursement. Subject to the terms hereof (including Section 1.5 of this Amendment), Landlord shall make monthly disbursements of the Allowance for Allowance Items as follows:

1.2.2.1 Monthly Disbursements. Not more frequently than once per calendar month, Tenant may deliver to Landlord: (i) a request for payment of Tenant’s contractor, approved by Tenant, in AIA G-702/G-703 format or another format reasonably requested by Landlord, showing the schedule of values, by trade, of percentage of completion of the Tenant Improvement Work, detailing the portion of the work completed and the portion not completed (which approved request shall be deemed Tenant’s approval and acceptance of the work and materials described therein); (ii) copies of all third-party contracts (including change orders) pursuant to which Allowance Items have been incurred (collectively, the “Tenant Improvement Contracts’’); (iii) copies of invoices for all labor and materials provided to the Premises and covered by such request for payment; (iv) executed conditional mechanic’s lien releases from all parties who have provided such labor or materials to the Premises (along with executed unconditional mechanic’s lien releases for any prior payments made pursuant to this paragraph) satisfying California Civil Code §§8132 and/or 8134, as applicable; and (v) all other information reasonably requested by Landlord. Subject to the terms hereof, within 30 days after receiving such materials, Landlord shall deliver a check to Tenant, payable to Tenant (or, at Tenant’s request, to its contractor), in the amount requested by Tenant pursuant to the preceding sentence, less a 10% retention with respect to all hard costs (as distinguished from architectural, engineering and permitting costs) except to the extent that such 10% retention has already been reflected in such request for payment (the aggregate amount of such retentions, whether withheld by Landlord or reflected in such requests for payment, shall be referred to in this Work Letter as the “Final Retention”), or (b) the amount of any remaining portion of the Allowance (not including the Final Retention). Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work or materials described in Tenant’s payment request.

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1.2.2.2 Final Retention. Subject to the terms hereof, Landlord shall deliver to Tenant a check for the Final Retention, together with any other undisbursed portion of the Allowance required to pay for the Allowance Items, within 30 days after the latest of (a) the completion of the Tenant Improvement Work in accordance with the approved plans and specifications; (b) Landlord’s receipt of (i) copies of all Tenant Improvement Contracts; (ii) copies of invoices for all labor and materials provided to the Premises; (iii) executed unconditional mechanic’s lien releases satisfying California Civil Code §8134 for all prior payments made pursuant to Section 1.2.2.1 above (to the extent not previously provided to Landlord), together with executed unconditional final mechanic’s lien releases satisfying California Civil Code § 8138 for all labor and materials provided to the Premises subject to the Final Retention; (iv) a certificate from Tenant’s architect, in a form reasonably acceptable to Landlord, certifying that the Tenant Improvement Work has been substantially completed; (v) evidence that all governmental approvals required for Tenant to legally occupy the Premises have been obtained; and (vi) any other information reasonably requested by Landlord; (c) Tenant’s delivery to Landlord of “as built” drawings (in CAD format, if requested by Landlord); or (d) Tenant’s compliance with Landlord’s standard “close-out” requirements regarding city approvals, closeout tasks. Tenant’s contractor, financial close-out matters, and Tenant’s vendors. Landlord’s payment of the Final Retention shall not be deemed Landlord’s approval or acceptance of the Tenant Improvement Work.

2	MISCELLANEOUS.

2.1 Applicable Lease Provisions. Without limitation, the Tenant Improvement Work shall be subject to Sections 7.2. 7.3 and 8 of the Lease; provided, however, that no “coordination fee” shall be charged in connection with the Tenant Improvement Work pursuant to Section 7.2 of the Lease.

2.2 Plans and Specifications. Landlord shall provide Tenant with notice approving or disapproving any proposed plans and specifications for the Tenant Improvement Work within the Required Period (defined below) after the later of Landlord’s receipt thereof from Tenant or the mutual execution and delivery of this Amendment. As used herein, “Required Period” means (a) 15 business days in the case of construction drawings, and (b) 10 business days in the case of any other plans and specifications (including a space plan). Any such notice of disapproval shall describe with reasonable specificity the basis for Landlord’s disapproval and the changes that would be necessary to resolve Landlord’s objections.

2.3 Review Fees; Coordination Fee. Tenant shall reimburse Landlord, upon demand, for any fees reasonably incurred by Landlord for review of the Plans by Landlord’s third party consultants (“Review Fees”). In consideration of Landlord’s coordination of the Tenant Improvement Work, Tenant shall pay Landlord a fee (the “Coordination Fee”) in an amount equal to 2% of the cost of the Tenant Improvement Work.

2.4 Tenant Default. Notwithstanding any contrary provision of this Amendment, if Tenant defaults under this Amendment before the Tenant Improvement Work is completed, then (a) Landlord’s obligations under this Work Letter shall be excused, and Landlord may cause Tenant’s contractor to cease performance of the Tenant Improvement Work, until such default is cured, and (b) Tenant shall be responsible for any resulting delay in the completion of the Tenant Improvement Work.

2.5 Other. This Work Letter shall not apply to any space other than the Premises.

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EXHIBIT C

NOTICE OF LEASE TERM DATES

                             , 20

To:

Re:                          Amendment (the “Amendment”), dated                         , 20          , to a lease agreement dated                         , 20          , between                                         , a                     (“Landlord”), and                                         , a                                               (“Tenant”), concerning Suite              on the              floor of the building located          at                     .                     , California (the “Suite [400][500][510][530][600] Expansion Space”).

Lease ID:

Business Unit Number:

Dear                             :

In accordance with the Amendment, Tenant accepts possession of the Suite [400][500][510][530][600] Expansion Space and confirms that the Expansion Effective Date for such space is                             , 20         .

Please acknowledge the foregoing by signing all three (3) counterparts of this letter in the space provided below and returning two (2) fully executed counterparts to my attention. Please note that, under Section 1.3 of the Amendment, Tenant is required to execute and return (or reasonably object in writing to) this letter within five (5) days after receiving it.

“Landlord”:

,
a

By:
Name:
Title:

Agreed and Accepted as of , 20 .

“Tenant”:

,
a

By:
Name:
Title:

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EXHIBIT D

BUILDING SIGNAGE

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1

[GRAPHIC]

2

EXHIBIT E

RESERVED PARKING SPACES

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